Registration No. 333-251159

Rule 424(b)(3) Prospectus

PROSPECTUS

5,641,000 Shares of Common Stock

Issuable upon Conversion of Convertible Promissory Notes

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 5,641,000 shares of our common stock they may acquire upon the conversion of convertible promissory notes issued in a private placement completed on August 21, 2020 and December 1, 2020. The prices at which the selling stockholders may sell such shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. In addition, we will pay all fees and expenses incident to the registration of the resale of shares under this prospectus. The selling stockholders from time to time may offer and sell the shares held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution.” No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares.

Our common stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “OSAT”. On December 2, 2020, the last reported sale price for our common stock on the OTCQB was $2.40 per share. The sale price for our common stock on the OTCQB may not be indicative of the market price of our common stock on a national securities exchange, if and when our common stock is accepted for listing on such an exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2021

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 5,641,000 shares of our common stock, par value $0.0001 per share, issuable upon conversion of certain outstanding convertible promissory notes. As described below under “Prospectus Summary—Private Placement Convertible Promissory Notes,” the shares of our common stock registered by this prospectus are issuable upon conversion of convertible promissory notes, up to 5,641,000 shares of our common stock, issued on August 21, 2020 and December 1, 2020, all of which are convertible by the selling stockholders. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented. Neither the delivery of this prospectus nor any sale made in connection with this prospectus, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus is only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Orbsat Corp. on a consolidated basis with its wholly-owned subsidiaries.

Our Company

Orbsat Corp provides services and solutions globally for commercial, government and individual users, enabling them to communicate, track assets and personnel, or request SOS assistance via satellite from anywhere in the world. Our key services include satellite communication solutions, emergency location systems, high-speed satellite internet, global asset and personnel monitoring, customized ground station systems and custom product design. We provide these products and services to customers located both in the United States and internationally through our subsidiaries, U.S. based Orbital Satcom Corp. (“Orbital Satcom”) and U.K. based Global Telesat Communications Limited (“GTCL”).

We support the increasing demand for on-demand connectivity with products and services developed to deliver voice, high-speed data and IoT solutions globally via leading commercial satellite network operators such as Globalstar, Inmarsat, Iridium and Thuraya. Our solutions connect businesses to their remote assets or lone workers via satellite to deliver increased visibility and operational efficiency. We offer a broad range of asset monitoring and control solutions, including sophisticated hardware and an advanced cloud-based mapping platform. Our satellite enabled emergency search and rescue solutions are instrumental in providing reassurance and peace of mind, and ultimately saving lives across the world, on land or at sea.

Our acquisition of GTCL in February 2015 expanded our global satellite-based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We have an office and warehouse in the U.K and an office in the U.S, as well as an online storefront presence in more than 10 countries and have in excess of 35,000 customers located in almost 160 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

Our mobile satellite services (“MSS”) products rely on satellite networks for voice, data and tracking connectivity and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals wishing to communicate from remote locations, or in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite-based hardware, airtime and related services, specifically services attracting recurring revenue for the Company.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTCL subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

Aside from providing services over Globalstar’s satellite network, we are, through GTCL and Orbital Satcom, an authorized reseller of satellite voice, data and IoT communications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of prepaid and monthly contract satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a growing market and we believe we are positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar, which are long term contracts that currently generate less than 5% of our annual revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

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In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third-party e-commerce storefronts such as Amazon, Walmart and NewEgg. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan, and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all e-commerce sites. We currently have more than 1,000 product listings on all third-party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high-speed broadband terminals, and satellite Wi-Fi hotspots.

Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbsat.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, are available for use by registered customers who pay a monthly subscription to access them. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

Proprietary Satellite Tracking Products

We have been developing our first own brand global tracking product, a dual-mode asset tracker, of which we hope to make available in the marketplace in 2021, following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker is designed to address the current technical and service cost challenges facing the global Asset Management Systems market. The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings, by easily locating lost or stolen assets.

We estimate the costs of development and certification of the new dual-mode tracker to be less than $100,000 and believe there is strong customer demand based on existing customer requests, however unless we secure appropriate funding to finalize the development, we will be unable to launch the tracker to our existing product lines.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are less than $100,000. These products may operate on the Iridium, Inmarsat, Globalstar or Thuraya satellite networks.

Private Placement of Convertible Promissory Notes

On May 13, 2019, we completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. Specifically, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. Pursuant to the NPA, the Company issued an aggregate principal amount of $650,000 of its convertible promissory notes. Pursuant to the Amendment, the Company reserved the right to issue and issued an additional 20% of the $650,000 principal amount of its convertible promissory notes or $130,000 of its convertible promissory notes. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of the Notes. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company (“Common Stock”). Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default, at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the sales of the Notes were used to repay certain outstanding indebtedness of the Company and for general corporate purposes.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

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The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets.

Pursuant to the Agreement, as amended, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

On June 15, 2020, the Company and the Holders of the majority convertible promissory notes sold by the Company in the May 2019 private offering agreed to amend certain terms and provisions of the NPA and the Notes consistent with the terms of such instruments as follows:

●	to amend the Notes to allow the Company to pre-pay or redeem such Notes, with mutual consent of the parties to the Notes;
●	to amend the Notes to change the “Conversion Price” from $0.10 per share to $0.20 per share;
●	to amend the beneficial ownership limitation upon conversion of the Notes from 4.99% to 9.99%;
●	to amend the NPA to add “Most Favored Nation” provision such that for a period beginning on the closing date and ending two years thereafter, if the Company issues any common stock or securities convertible into or exercisable for shares of common stock or modify any of the foregoing which may be outstanding to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.20 per share, the “Lower Price Issuance”, then the Company will issue such additional units such that the subscriber/lender, will hold that number of units in total had subscriber/lender purchased the units with the purchase price equal to the lower price issuance common stock issued or issuable by the Company, notwithstanding anything herein or in any other agreement to the contrary, the Company should only be required to make a single adjustment with respect to any lower price issuance regardless of the existence of multiple bases;
●	to amend the NPA to waive a negative covenant to allow the Company to issue up to 100,000 shares of its common stock as compensation for services to various service providers, consultants, etc.; and
●	to amend the NPA to waive a negative covenant to allow the Company to put into place an employee stock option plan, or a similar plan, to grant equity in the Company to its officers, directors and employees.

August 2020 Private Placement of Convertible Promissory Notes

On August 21, 2020, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and certain lenders set forth on the lender schedule to the NPA (the “Lenders”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $933,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.20, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on August 21, 2020.

The Company’s issuance of the Notes under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investors in the Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for business development, investment in increased inventory and other strategic growth initiatives, including market expansion and personnel recruitment in North America.

December 2020 Private Placement of Convertible Promissory Notes

On December 1, 2020, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and certain lenders set forth on the lender schedule to the NPA (the “Lenders”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $244,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.25, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on December 1, 2020.

The Company’s issuance of the Notes under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investors in the Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for business development, investment in increased inventory and other strategic growth initiatives, including market expansion and personnel recruitment in North America.

Corporate History and Information

We were originally incorporated in 1997 as a Florida corporation. On April 21, 2010, we merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing our state of incorporation to Delaware, effecting a 2:1 forward split of our common stock, and changing our name to EClips Media Technologies, Inc. On April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, we entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of ours.

On March 28, 2014, we merged with a newly-formed wholly-owned subsidiary of ours solely for the purpose of changing our state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of our common stock, and changing our name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, we abandoned our efforts to enter the potash business.

On January 22, 2015, we changed our name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

Effective March 8, 2018, following the approval of a majority of our shareholders, we effected a reverse split of our common stock at a ratio of 1 for 150. As a result of the reverse split, our common stock had the CUSIP number: 68558X209. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

On August 19, 2019, FINRA approved a reverse split of our common stock at a ratio of 1 for 15. As a result of the reverse split, our common stock now has the CUSIP number: 68557F100. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

Also, on August 19, 2019, we changed our name to “Orbsat Corp.” from “Orbital Tracking Corp” pursuant to a merger with a newly formed wholly owned subsidiary.

Our principal executive offices are located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355. The Company’s website address is http://www.orbsat.com. Information contained on the Company’s website is not incorporated into this prospectus.

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THE OFFERING

Shares of common stock being offered by the selling stockholders:	Up to 5,641,000 shares of common stock issuable upon conversion of convertible promissory notes. See “Selling Stockholders” beginning on page 21 of this prospectus.

Use of proceeds:	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.

OTCQB trading symbol:	OSAT.

Listing:	Our common stock is listed and trades on OTCQB tier of the OTC Markets Group, Inc.

Risk factors:	Investing in our securities involves a high degree of risk. Before you decide to invest in our common stock, you should carefully read this prospectus in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page 10 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as such risk factors may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission (the “SEC”), and the financial data and related notes and the reports incorporated by reference herein and therein.

The number of shares of our common stock to be outstanding following this offering is based on 3,564,299 shares of common stock issued and outstanding as of December 1, 2020, and excludes:

●	4,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $60.00 per share as of December 1, 2020.

●	39,044 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $17.49 per share as of December 1, 2020.

●	286,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.20 per share as of December 1, 2020.

●	2,460,632 additional shares of our common stock issuable upon conversion of $805,000 of Convertible Notes Payable as of December 1, 2020, not accounting for 4.99% beneficial ownership limitations;

●	4,665,000 additional shares of our common stock issuable upon conversion of $933,000 of Convertible Notes Payable as of December 1, 2020, not accounting for 4.99% beneficial ownership limitations;

●	976,000 additional shares of our common stock issuable upon conversion of $244,000 of Convertible Notes Payable as of December 1, 2020, not accounting for 4.99% beneficial ownership limitations;

Unless otherwise noted, the information in this prospectus assumes no exercise of outstanding options.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods indicated. We derived our summary consolidated statements of operations data for the years ended, and our balance sheet data as of, December 31, 2018 and 2019 from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary consolidated statements of operations data for the years ended December 31, 2019, 2018 and 2017, from our audited consolidated financial statements not included in this prospectus. The statement of operations data for the three and nine months ended September 30, 2020 and 2019 and the balance sheet data as of September 30, 2020 and December 31, 2019, are derived from our unaudited financial statements that are included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Our historical results are not necessarily indicative of the results that may be expected in any future period.

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The summary consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Years Ended December 31,			Nine Months Ended September 30,
Consolidated Statement of Operations Data:	2017	2018	2019	2020	2019
Net sales	$6,004,955	$5,726,572	$5,869,558	$4,163,750	$4,453,906
Cost of sales	4,854,216	4,691,748	4,646,180	3,159,593	3,553,351
Gross profit	1,150,739	1,034,824	1,223,378	1,004,157	900,555
Operating expenses:
Selling, general and administrative	583,898	664,819	761,237	486,984	522,352
Salaries, wages and payroll taxes	688,589	741,584	732,498	542,675	536,504
Stock-based compensation	600,000	219,518	-	130,400	-
Professional fees	551,470	249,675	565,643	480,961	447,908
Depreciation and amortization	284,386	288,864	761,237	217,992	203,234
Total operating expenses	2,708,343	2,164,460	2,334,706	1,859,012	1,709,998
Loss from operations	(1,577,604)	(1,129,636)	(1,111,328)	(854,855)	(809,443)
Other (income) expense:
Interest expense	831	110	293,495	797,807	211,344
Interest earned	-	-	(1,616)	(80)	(1,576)
Foreign currency exchange rate variance	49,669	56,426	40,802	7,217	41,238
Gain on debt extinguishment	-	-	(134,677)	(269,261)	(134,677)
Change in fair value of derivative instruments, net	(1,237)	-	69,677	-	69,677
Other income	2,308,981	-	-	(31,793)	-
Total other (income) expense	2,358,244	56,536	267,681	503,890	186,006
Income (loss) before provision for income taxes	(3,915,848)	(1,186,172)	(1,379,009)	(1,358,745)	(995,449)

Provision for income taxes	23,459	8,534	747	-	745
Net loss	(3,939,307)	(1,194,706)	(1,379,756)	(1,358,745)	(996,194)

Foreign currency translation adjustments	32,541	(5,773)	4,020	(19,840)	(893)
Comprehensive income (loss)	$(3,906,766)	$(1,200,479)	$(1,375,736)	$(1,378,585)	$(997,087)
Net loss per share - basic and diluted (1)	$(122.46)	$(19.14)	$(13.00)	$(2.74)	$(10.90)
Weighted average number of common shares outstanding – basic & diluted	32,169	62,435	106,175	495,133	91,359

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	Years Ended December 31,			Nine Months Ended September 30,
Consolidated Balance Sheet Data:	2017	2018	2019	2020	2019
Cash	$233,326	$142,888	$75,362	$817,013	$91,232
Property and equipment, net	1,757,200	1,519,845	1,341,187	1,170,621	1,384,884
Working capital (2)	(122,634)	(341,130)	(567,022)	95,587	(353,537)
Total assets	3,063,096	2,435,002	2,427,312	2,934,294	2,624,124
Total liabilities	1,203,530	1,056,287	1,787,603	1,962,513	1,605,767
Accumulated deficit	(8,540,713)	(9,735,419)	(11,115,178)	(12,473,923)	(10,731,617)
Total stockholders’ equity	$1,859,566	$1,378,715	$639,709	$971,781	$1,018,357

(1)	See Note 1 to our consolidated financial statements included elsewhere in this prospectus for an explanation of the calculations of our basic and diluted net loss per share and the shares used in computing basic and diluted net loss per share.
(2)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We have a history of net losses and we are uncertain about our future profitability.

We have incurred significant net losses since our inception. For the years ended December 31, 2019, 2018 and 2017, we have incurred net losses of $1.4 million, $1.2 million, and $3.9 million, respectively. As of September 30, 2020, we had an accumulated deficit of $12,473,923. If our revenue grows more slowly than currently anticipated, or if operating expenses are higher than expected, we may be unable to consistently achieve profitability, our financial condition will suffer, and the value of our common stock could decline. Even if we are successful increasing our sales, we may incur losses in the foreseeable future as we continue to develop and market our products.

If sales revenue from any of our current products or any additional products that we develop in the future is insufficient, or if our product development is delayed, we may be unable to achieve profitability and, in the event we are unable to secure financing for prolonged periods of time, we may need to temporarily cease operations and, possible, shut them down altogether. Furthermore, even if we are able to achieve profitability, we may be unable to sustain or increase such profitability on a quarterly or annual basis, which would significantly reduce the value of our common stock.

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There is substantial doubt as to our ability to continue as a going concern.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the years ended December 31, 2019 and December 31, 2018 contain a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. At September 30, 2020, the Company had an accumulated deficit of $12,473,923, positive working capital of $95,587 and net loss of $1,358,745 during the nine months ended September 30, 2020. These factors raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our common stock might lose their entire investment.

We plan to attempt to raise additional equity capital through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital. Without additional capital, we will be unable to achieve our business objectives, and may be forced to curtail our operations, reduce headcount, and/or temporarily cease our operations until requisite capital is secured.

Our dependence on key suppliers puts us at risk of interruptions in the availability of our products, which could reduce our revenue and adversely affect our results of operations. In addition, increases in prices for components used in our products could adversely affect our results of operations.

We require the timely delivery of sufficient amounts of materials and components, some of which are custom made, to manufacture our products. For reasons of quality assurance, cost effectiveness or availability, we procure certain materials and components from a single or limited number of suppliers. We generally acquire such materials and components through purchase orders placed in the ordinary course of business, and as a result we may not have a significant inventory of these materials and components and generally do not have any guaranteed or contractual supply arrangements with many of these suppliers. Our reliance on these supplier’s subjects us to risks that could harm our business, including, but not limited to, difficulty locating and qualifying alternative suppliers.

Our dependence on third-party suppliers involves several other risks, including limited control over pricing, availability, quality and delivery schedules. Suppliers of materials and components may decide, or be required, for reasons beyond our control, to cease supplying materials and components to us or to raise their prices. Shortages of materials, quality control problems, production capacity constraints or delays by our suppliers could negatively affect our ability to meet our production requirements and result in increased prices for affected materials or components. We may also face delays, yield issues and quality control problems if we are required to locate and secure new sources of supply. While we have not experienced any to date, any material shortage, constraint or delay may result in delays in shipments of our products, which could materially adversely affect our results of operations. Increases in prices for materials and components used in our products could also materially adversely affect our results of operations.

We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays, liquidity reserves and capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing products. As of September 30, 2020, we had cash on hand of $817,013. If cash on hand and cash generated from operations are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. To the extent that we raise additional capital through the sale of additional equity or convertible securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or in light of specific strategic considerations. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or product candidate development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, operating results and prospects and cause the price of the common stock to decline.

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Adverse conditions in the global economy and disruption of financial markets may significantly restrict our ability to generate revenues or obtain debt or equity financing.

Volatility and uncertainty in the global economy could reduce demand for our products and services which would significantly jeopardize our ability to achieve our sales targets. These conditions could also affect our potential strategic partners, which, in turn, could make it much more difficult to execute a strategic collaboration. Moreover, volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products and services in a timely manner, or to maintain operations, and result in a decrease in sales volume. General concerns about the fundamental soundness of domestic and international economies may also cause customers to reduce purchases. Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective. Economic conditions and market turbulence may also impact our suppliers’ ability to supply sufficient quantities of product components in a timely manner, which could impair our ability to fulfill sales orders. It is difficult to determine the extent of the economic and financial market problems and the many ways in which they may affect our suppliers, customers, investors, and business in general. Continuation or further deterioration of these financial and macroeconomic conditions could significantly harm sales, profitability and results of operations. Economic downturns or other adverse economic changes (local, regional, or national) can also hurt our financial performance in the form of lower interest earned on investments and/or could result in losses of portions of principal in our investment portfolio.

Product development is a long, expensive and uncertain process.

The development of our own branded range of satellite tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products. We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations. Due to the delay of the launch to our existing product lines, the investment of $50,000, on February 19, 2015 has been impaired and expensed to SGA, for the year ended December 31, 2019.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

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If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The decision by British voters to exit the European Union may negatively impact our operations.

The June 2016 referendum by British voters to exit the European Union (“Brexit”) adversely impacted global markets and resulted in a sharp decline in the value of the British pound, as compared to the U.S. dollar and other currencies. As the U.K. negotiates its exit from the European Union, volatility in exchange rates and in U.K. interest rates may continue. In the near term, a weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of our U.K. operations to be translated into fewer U.S. dollars; a weaker British pound compared to other currencies increases the cost of goods imported into our U.K. operations and may decrease the profitability of our U.K. operations; and a higher U.K. interest rate may have a dampening effect on the U.K. economy. In the longer term, any impact from Brexit on our U.K. operations will depend, in part, on the outcome of tariff, trade, regulatory and other negotiations.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
●	Designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Our sales may be impacted should there be a disruption of service to our Amazon online storefronts

The Company’s Amazon online marketplaces represented approximately 56.9% and 37.3% of total sales for the years ended December 31, 2019 and 2018, respectively and we anticipate that these marketplaces will continue to represent a significant portion of our sales for the foreseeable future. Should there be a disruption of Amazon services this may impact our sales adversely.

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We are heavily reliant on David Phipps, our Chairman, Chief Executive Officer and President, and Thomas Seifert, our Chief Financial Officer, Treasurer and Secretary, and the departure or loss of either of them could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and President, and of Thomas Seifert, the Company’s Chief Financial Officer, Treasurer and Secretary. Mr. Phipps is the founder of GTCL and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. On June 14, 2018, the Company entered into a two-year employment contract with Mr. Phipps’ and we cannot be certain that he will desire to continue with us for the duration of the employment term. On March 13, 2020, the Company and David Phipps, the Company’s Chief Executive Officer, executed waivers of the provisions in his employment agreement requiring prior written notice of non-renewal to the other party. As a result, his employment terms with the Company will not be automatically extended as set forth in such employment agreement and was set to terminate as of June 14, 2020. The Company extended Mr. Phipps employment agreement on a series of 30 day extensions and on November 12, 2020, the Company and Mr. Phipps approved a 90-day extension from November 13 through February 11, 2021. The departure of Mr. Phipps, or the inability to timely hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

Our disclosure controls and procedures were not effective for the period covered by this Annual Report due to our limited internal audit functions and lack of ability to have multiple levels of transaction review in our internal control over financial reporting as of December 31 2019, including those related to (i) a lack of segregation of duties within accounting functions, which was exacerbated by our entrance into the mobile satellite communications business in December 2015 and consummation of the share exchange in February 2015, and (ii) the need for a new accounting system to effectively manage our increased volume of transactions. Ineffective internal control over financial reporting or disclosure controls and procedures may result in errors in our financial statements that could require a restatement, or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but it takes management time and resources to achieve, and we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

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The Company may incur significant delays and/or expenses in addition to, impairing its ability to secure additional financing, relating to the worldwide COVID-19 (coronavirus) pandemic.

Beginning in late 2019, there have been reports of the COVID-19 (coronavirus) outbreak originating in China, prompting government-imposed quarantines, closures of certain travel and businesses, which outbreak evolved into a worldwide pandemic in March 2020. It is presently unknown whether and to what extent the Company’s supply chains may be affected if the pandemic persists for an extended period of time. The Company may incur significant delays or expenses relating to such events outside of its control, which could have a material adverse impact on its business, operating results and financial condition. The Company’s reliance on securing additional capital for its public company expenses may be impaired due to the effect on the U.S. financial markets. The inability to obtain appropriate financing, may affect its compliance requirements as a public company. The Company has been using its working capital from its operating subsidiaries, to support its public company expenses. The continued drain on its working capital may force the Company to incur cutbacks, which may affect its future operating revenue as well as, its ability to continue operations. While at present the Company has not experienced direct adverse effect of the pandemic on its operations, the Company anticipates that the continued demands to provide working capital may require the Company to engage in various cost-cutting measures, including, without limitation, temporary or permanent cutbacks to its personnel, curtailing portion(s) of its operations, etc., which measures are likely to adversely affect the Company’s future operations, revenue as well as its ability to continue its current operations.

Risks Related to Our Organization and Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 50,000,000 shares of common stock and 3,333,333 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

On May 13, 2019, the Company completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date. The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at issue date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion. On June 15, 2020, the conversion price was changed from $0.10 to $0.20 and beneficial ownership limitation from 4.99% to 9.99%. Therefore, full conversion of the Notes would cause dilution to our existing common shareholders.

On August 21, 2020, the Company completed another private placement of convertible promissory notes (“August 2020 Notes”) for an aggregate principal amount of $933,000. The August 2020 Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date. The holders of the August 2020 Notes (the “August 2020 Holders”) have an optional right of conversion. An August 2020 Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.20, subject to certain adjustments. The optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion. Therefore, full conversion of the August 2020 Notes would cause dilution to our existing common shareholders.

On December 1, 2020, the Company completed another private placement of convertible promissory notes (“December 2020 Notes”) for an aggregate principal amount of $244,000. The December 2020 Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date. The holders of the December 2020 Notes (the “December 2020 Holders”) have an optional right of conversion. A December 2020 Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.25, subject to certain adjustments. The optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion. Therefore, full conversion of the December 2020 Notes would cause dilution to our existing common shareholders.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including with respect to corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

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The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2020 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Our common stock is not traded on a national securities exchange.

Our common stock is currently quoted on the OTC Markets and is not heavily traded, which may increase price quotation volatility and could limit the liquidity of the common stock, all of which may adversely affect the market price of the common stock and our ability to raise additional capital.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 3,333,333 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

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There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock, and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

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The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTCQB Marketplace or the OTCPink Marketplace (Pink OTC) or pink sheets. Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

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The offering price of the shares offered by the selling stockholders will be arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the shares.

The offering price for the shares offered hereby by the selling stockholders will be arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. Accordingly, the actual value of shares of our common stock may be significantly less than the such offering price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 10 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the potential markets for our product candidates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders identified herein. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Selling Stockholders”.

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SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 5,641,000 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders identified herein. Such shares are issuable to the selling stockholders upon the conversion of certain outstanding convertible debt, we issued and sold to the selling stockholders in a private placement transaction and as compensation for certain placement agent services in connection with such transaction and the related registered direct offering of shares of our common stock, as described above under “Prospectus Summary—Private Placement of Convertible Promissory Notes.”

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the shares of common stock for sale pursuant to this prospectus.

The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We are unable to confirm whether the selling stockholders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationships with us or any of our affiliates. Each selling stockholder who is also an affiliate of a broker dealer, as noted below, has represented that: (1) the selling stockholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

	Number of shares of	Maximum Number of shares of Common Stock	Number of shares of
Name of Selling Stockholder (1)(2)	Common Stock Owned Prior to Offering (3)	to be Sold Pursuant to this Prospectus (4)	Common Stock Owned After Offering (5)

Alec Michael(6)	12,500	12,500	0
Alexander Michael III(7)	130,000	130,000	0
George Benashvili(8)	37,500	37,500	0
Bruce Bennett(9)	300,000	300,000	0
CNP Consulting(10)	80,000	80,000	0
DL2 Capital LLC(11)	250,000	250,000	0
Scott V. Dols(12)	1,000,000	1,000,000	0
Firstfire Global Opportunity Fund LLC(13)	1,000,000	1,000,000	0
Randy Gass(14)	250,000	250,000	0
Scott Goss(15)	100,000	100,000	0
Brian Herman(16)	250,000	250,000	0
Randy Humphrey(17)	200,000	200,000	0
JD Chestnut Realty LLC(18)	300,000	300,000	0
Terry King(19)	200,000	200,000	0
Jacson T. Long(20)	79,500	79,500	0
Jacson T & Camille Long(21)	64,000	64,000	0
Patrick Ventures LLC(22)	87,500	87,500	0
Joe Don Setina Family LP(23)	800,000	800,000	0
Shapiro Consulting LLC(24)	125,000	125,000	0
Glenn Strack(25)	100,000	100,000	0
Xavier Veille(26)	100,000	100,000	0
Water to Wine LLC(27)	100,000	100,000	0
Louis Wise(28)	75,000	75,000	0

(1)	The information in this table and the related notes is based upon information supplied by the selling stockholders, including reports and amendments thereto filed with the SEC on Schedules 13G.

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(2)	Unless otherwise indicated the address is c/o 18851 NE 29th Ave., Suite 700, Aventura, FL 33180.

(3)	Represents the total number of shares of our common stock issued or issuable to each selling shareholders as of the date of this prospectus, without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(4)	Assumes that none of the convertible debt that are convertible for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. All such convertible debt contain certain beneficial ownership limitations, which provide that a holder of the debt will not have the right to convert any portion of its debt if the holder, together with its affiliates, would beneficially own in excess of (i) 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, and (ii) for the convertible debt held by all other selling stockholders, 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 4.99% of the number of shares of common stock outstanding. As a result, the number of shares of common stock reflected in this column as beneficially owned by each selling stockholder includes (a) any outstanding shares of our common stock held by such selling stockholder, and (b) if any, the number of shares of common stock subject to the convertible debt, convertible for the shares offered hereby or any other convertible debt that may be held by such selling stockholder, in each case which such selling stockholder has the right to acquire as of 21th of August 2020 or within 60 days thereafter and without it or any of its affiliates beneficially owning more than 4.99% of the number of outstanding shares of our common stock as of 21th of August 2020.

(5)	Assumes that, after the date of this prospectus and prior to completion of this offering, none of the Selling Stockholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such Selling Stockholders as of the date hereof and not offered hereby.

(6)	Represents 12,500 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Alec Michael, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Alec Michael.

(7)	Represents 130,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Alexander Michael III, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Alexander Michael III.

(8)	Represents 37,500 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, of which shares of common stock are being registered under this prospectus for resale in the name of George Benashvili, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account George Benashvili.

(9)	Represents 300,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Bruce Bennett, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Bruce Bennett.

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(10)	Represents 80,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Greg Garson is Managing Member of CNP Consulting LLC which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account CNP Consulting LLC.

(11)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Dan Erdberg is Managing Member of DL2 Capital LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account DL2 Capital LLC.

(12)	Represents 1,000,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Scott V. Dols, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Scott V. Dols.

(13)	Represents 1,000,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Eli Fireman is Authorized Representative of Firstfire Global Opportunity Fund LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Firstfire Global Opportunity Fund LLC.

(14)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Randy Gass, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Randy Gass.

(15)	Represents 100,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Scott Goss, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Scott Goss.

(16)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Bran Herman, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Brian Herman.

(17)	Represents 200,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Randy Humphrey, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Randy Humphrey.

(18)	Represents 300,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Ace Aron Jonas is Authorized Signatory of JD Chestnut Realty LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account JD Chestnut Realty LLC.

(19)	Represents 200,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Terry King, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Terry King.

(20)	Represents 79,500 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Jacson T. Long, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Jacson T. Long.

(21)	Represents 64,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Jacson T. Long , who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Jacson T & Camille Long.

(22)	Represents 87,500 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Garin Patrick is Managing Member of Patrick Ventures LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Patrick Ventures LLC.

(23)	Represents 800,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Joe Setina is Authorized Representative of Joe Don Setina Family LP, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Joe Don Setina Family LP.

(24)	Represents 125,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Bret Shapiro is Managing Member of Shapiro Consulting LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Shapiro Consulting LLC.

(25)	Represents 100,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Glenn Strack, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Glenn Strack.

(26)	Represents 100,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Xavier Veille, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Xavier Veille.

(27)	Represents 100,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Douglas Aguililla is Managing Member of Water to Wine LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Water to Wine LLC.

(28)	Represents 75,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Louis Wise, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Louis Wise.

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PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Beginning August 19, 2019, our trading symbol changed to “TRKKD”, from “TRKK”, for a period of twenty business days, after which it became “OSAT”, as a result of a reverse split of our common stock at a ratio of 1 for 15, the Common Stock has the following new CUSIP number: 68557F100. All share and per share information has been retroactively restated to reflect the reverse split.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets, as adjusted for; our 150:1 reverse split approved by FINRA April 21, 2014, our 150:1 reverse split approved by FINRA March 8, 2018, and our 15:1 reverse split approved by FINRA on August 19, 2019. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.

	High	Low
2020
Quarter ended March 31, 2020	$2.95	$2.95
Quarter ended June 30, 2020	$4.10	$2.24
Quarter ended September 30, 2020	$5.50	$1.90

2019
Quarter ended March 31, 2019	$7.88	$3.23
Quarter ended June 30, 2019	$7.50	$3.00
Quarter ended September 30, 2019	$4.85	$3.01
Quarter ended December 31, 2019	$3.26	$2.95

2018
Quarter ended March 31, 2018	$67.50	$22.50
Quarter ended June 30, 2018	$45.00	$20.70
Quarter ended September 30, 2018	$25.95	$7.65
Quarter ended December 31, 2018	$15.00	$2.25

2017
Quarter ended March 31, 2017	$2,361.30	$404.85
Quarter ended June 30, 2017	$805.05	$104.85
Quarter ended September 30, 2017	$236.10	$45.00
Quarter ended December 31, 2017	$139.50	$31.50

As of December 2, 2020, there were 282 stockholders of record of our common stock. On December 2, 2020, the closing sale price of our common stock as reported on the OTCQB was $2.40 per share.

DIVIDEND POLICY

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of December 1, 2020, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors, naming them; (2) our named executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 1, 2020 upon the exercise of options, warrants or other convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that convertible securities that are held by that beneficial owner, but not those held by any other person, and which are exercisable within 60 days of September 30, 2020 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Common Stock (1)
Name and Address of Beneficial Owner (2)	Number of Shares		Percent
Directors and Executive Officers
David Phipps	368,285	(3)	9.0%
Hector Delgado	27,444	(4)	0.7%
Thomas Seifert	15,112	(5)	0.4%
Directors and Executive Officers as a Group (3 persons)	410,841	(6)	10.1%

5% Stockholders(2):
Bruce Bennett	300,000	(7)	7.4%
Scott Dols	407,080	(7)	9.9%
JD Chestnut Realty LLC	351,378	(7)	8.6%
Joe Don Setina Family LP	407,082	(7)	9.9%
Shapiro Consulting LLC	407,091	(7)	9.9%
5% Stockholders as a Group (5 persons)	1,872,631	(7)	45.7%

(1) In determining the percent of common stock beneficially owned by a person or entity, (a) the numerator is the number of shares beneficially owned by such person or entity, including shares which may be acquired by that person within 60 days of December 1, 2020, upon exercise of warrants or options, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on December 1, 2020 (4,080,017 shares), and (ii) the total number of shares that the beneficial owner may acquire within 60 days of December 1, 2020 upon exercise of options and warrants.

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(2) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbsat Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(3) Represents (i) 359,952 shares of common stock, and (ii) 8,333 shares of common stock issuable upon exercise of options.

(4) Represents (i) 21,800 shares of common stock, and (ii) 5,644 shares of common stock issuable upon exercise of options.

(5) Represents (i) 112 shares of common stock, and (ii) 15,000 shares of common stock issuable upon exercise of options.

(6) Represents (i) 381,864 shares of common stock, and (ii) 28,977 shares of common stock issuable upon exercise of options.

(7) Represents shares of common stock, and no shares of common stock issuable upon exercise of options.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

For the years ended December 31, 2019 and 2018, Orbital Satcom purchased an aggregate of approximately $1,068,093 and $828,741 of inventory from GTCL. For the years ended December 31, 2019 and 2018, GTCL purchased an aggregate of approximately $7,158 and $30,557 of inventory from Orbital Satcom.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2018 Incentive Plan and 2020 Incentive Plan may not exceed 66,667 and 2,250,000 shares of common stock, respectively, subject to certain adjustments. As of September 30, 2020, the Company has issued net options to purchase an aggregate of 20,000 shares of common stock under the 2018 Incentive Plan, at a weighted average exercise price of $4.25 per share. As of September 30, 2020, the Company has also issued ten-year options to purchase an aggregate of 19,044 shares of common stock outside of any equity incentive plan. These options have a weighted average exercise price of $28.49 per share. As of September 30, 2020, the Company has issued net options to purchase an aggregate of 286,000 shares of common stock under the 2020 Incentive Plan, at a weighted average exercise price of $0.20 per share.

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Warrants

As of September 30, 2020, the Company has ten-year warrants to purchase an aggregate of 4,000 shares of common stock, at an exercise price of $60.00.

May 2019 Convertible Promissory Notes; Registration and Pre-emptive Rights

On May 13, 2019, we completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. Specifically, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. Pursuant to the NPA, the Company issued sold an aggregate principal amount of $650,000 of its convertible promissory notes. Pursuant to the Amendment, the Company reserved the right to issue and issued an additional 20% of the $650,000 principal amount of its convertible promissory notes or $130,000 of its convertible promissory notes. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of the Notes. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company (“Common Stock”). Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default, at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the sales of the Notes were used to repay certain outstanding indebtedness of the Company and for general corporate purposes.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets.

Pursuant to the Agreement, as amended, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. If on a one-time basis after conversion of the aggregate principal balance of Notes exceeding the lesser of (i) one-half of the aggregate principal amounts of all Notes sold by the Company as of the termination of the offering of Notes hereunder, or (ii) $325,000, in either case, into shares of Registrable Securities, and provided that such persons hold such Registrable Securities, holders of at least such applicable representative number of shares of Registrable Securities request the registration of shares of Registrable Securities (“Demand Registration”), the Company is required to use commercially reasonable efforts to effect the registration under the Securities Act, within three (3) months of filing an appropriate registration statement (the “Registration Statement”), of all such shares of Registrable Securities which such holders request in writing to be so registered, and in a manner as nearly as commercially possible corresponding to the methods of distribution described in such holders’ request. The Company is required to keep effective and maintain any such registration or qualification for a period of at least one (1) year after the effective date thereof; provided that it may withdraw such Registration Statement before the expiration of one (1) year period if all of the shares of the Common Stock subject to the Registration Statement have been resold. In addition, for so long as the Holders continue to hold any of (i) the applicable Notes, or (ii) any shares of Common Stock issued to such Lender upon conversion of the Note, if the Company proposes to offer or sell any new securities for one year following the effective date of the Agreement, the Company is required to first offer such new securities to the Holders and each Holder will have the right to acquire its pro rata portion of the new securities.

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The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

On June 15, 2020, the Company and the Holders of the majority convertible promissory notes sold by the Company in the May 2019 private offering agreed to amend certain terms and provisions of the NPA and the Notes consistent with the terms of such instruments as follows:

●	to amend the Notes to allow the Company to pre-pay or redeem such Notes, with mutual consent of the parties to the Notes;
●	to amend the Notes to change the “Conversion Price” from $0.10 per share to $0.20 per share;
●	to amend the beneficial ownership limitation upon conversion of the Notes from 4.99% to 9.99%;
●	to amend the NPA to add “Most Favored Nation” provision such that for a period beginning on the closing date and ending two years thereafter, if the Company issues any common stock or securities convertible into or exercisable for shares of common stock or modify any of the foregoing which may be outstanding to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.20 per share, the “Lower Price Issuance”, then the Company will issue such additional units such that the subscriber/lender, will hold that number of units in total had subscriber/lender purchased the units with the purchase price equal to the lower price issuance common stock issued or issuable by the Company, notwithstanding anything herein or in any other agreement to the contrary, the Company should only be required to make a single adjustment with respect to any lower price issuance regardless of the existence of multiple bases;
●	to amend the NPA to waive a negative covenant to allow the Company to issue up to 100,000 shares of its common stock as compensation for services to various service providers, consultants, etc.; and
●	to amend the NPA to waive a negative covenant to allow the Company to put into place an employee stock option plan, or a similar plan, to grant equity in the Company to its officers, directors and employees.

August 2020 Private Placement of Convertible Promissory Notes

On August 21, 2020, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and certain lenders set forth on the lender schedule to the NPA (the “Lenders”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $933,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.20, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on August 21, 2020.

The Company’s issuance of the Notes under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investors in the Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for business development, investment in increased inventory and other strategic growth initiatives, including market expansion and personnel recruitment in North America.

 December 2020 Private Placement of Convertible Promissory Notes

On December 1, 2020, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and certain lenders set forth on the lender schedule to the NPA (the “Lenders”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $244,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.25, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on December 1, 2020.

The Company’s issuance of the Notes under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investors in the Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for business development, investment in increased inventory and other strategic growth initiatives, including market expansion and personnel recruitment in North America.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

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Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Listing

Our common stock is quoted on the OTCQB marketplace under the symbol “OSAT.”. The closing price of our common stock on December 2, 2020 was $2.40 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Schiff Hardin LLP and Laxague Law Inc.

EXPERTS

The consolidated financial statements of Orbsat Corp. as of December 31, 2019 and 2018, have been included herein in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

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This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;
●	our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2020 filed with the SEC on May 15, August 14, and November 16, 2020 respectively;
●

our Current Reports on Form 8-K filed with the SEC on March 13, June 19, July 17, July 21 and August 27, September 14 and October 19, 2020 in each case to the extent the information in such reports is filed and not furnished;

●	The description of our common stock, par value $0.0001 per share is set forth in our Registration Statement on Form 10SB12G, filed on November 23, 1998, and any amendments thereto.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Soliton, Inc., Attn: Corporate Secretary, 18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180.

We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

32

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

INDEX TO CONSOLIDATED FINANCIAL STAEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020 (UNAUDITED)

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Orbsat Corp and Subsidiaries

FKA: Orbital Tracking Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Orbsat Corp and Subsidiaries (the Company) as of December 31, 2019, and 2018, and the related consolidated statements of operations and comprehensive loss, consolidated stockholders’ equity, and consolidated statement of cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit that raise substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

Henderson, NV
March 30, 2020

F-1

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$75,362	$142,888
Accounts receivable, net	244,353	170,526
Inventory	366,298	269,024
Unbilled revenue	76,051	87,080
Prepaid expenses	18,596	1,926
Other current assets	96,786	43,713
Total Current Assets	877,446	715,157

Property and equipment, net	1,341,187	1,519,845
Right to use	83,679	-
Intangible assets, net	125,000	200,000

Total Assets	$2,427,312	$2,435,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,164,217	$874,466
Contract liabilities	41,207	19,701
Due to related party	51,071	39,027
Line of Credit	24,483	-
Lease liabilities - current	29,237	-
Provision for income taxes	21,856	10,696
Liabilities of discontinued operations	112,397	112,397
Total Current Liabilities	1,444,468	1,056,287

Long Term Liabilities:
Convertible debt, net of discount, unamortized $635,333	169,667	-
Note payable	121,848	-
Lease liabilities – long term	51,620	-
Total Liabilities	1,787,603	1,056,287

Stockholders’ Equity
Preferred stock, $0.0001 par value; 3,333,333 shares authorized
Series A ($0.0001 par value; 0 and 1,333 shares authorized, and no shares issued and outstanding as of December 31, 2019, and 2018)	-	-
Series B ($0.0001 par value; 0 and 2,000 shares authorized, 0 and 222 shares issued and outstanding, as of December 31, 2019, and 2018, respectively)	-	-
Series C ($0.0001 par value; 0 and 266,667 shares authorized, 0 and 127,578 shares issued and outstanding, as of December 31, 2019, and 2018, respectively)	-	12
Stockholders’ Equity - continued

Series D ($0.0001 par value; 0 and 333,333 shares authorized, 0 and 192,807 shares issued and outstanding, as of December 31, 2019, and 2018, respectively)	-	19
Series E ($0.0001 par value; 0 and 583,067 shares authorized, 0 and 344,947 shares issued and outstanding as of December 31, 2019, and 2018, respectively)	-	34
Series F ($0.0001 par value; 0 and 73,333 shares authorized, 0 and 23,333 issued and outstanding, as of December 31, 2019, and 2018, respectively)	-	2
Series G ($0.0001 par value; 0 and 672,667 shares authorized, 0 and 346,840 issued and outstanding as of December 31, 2019, and December 31, 2018, respectively)	-	35
Series H ($0.0001 par value; 0 and 13,333 shares authorized, 0 and 916 issued and outstanding, as of December 31, 2019, and December 31, 2018, respectively)	-	-
Series I ($0.0001 par value; 0 and 7,663 shares authorized, 0 and 3,274 issued and outstanding, as of December 31, 2019, and December 31, 2018, respectively)	-	-
Series J ($0.0001 par value; 0 and 8,333 shares authorized, 0 and 4,313 issued and outstanding as of December 31, 2019, and December 31, 2018, respectively)	-	-
Series K ($0.0001 par value; 0 and 83,333 shares authorized, 0 and 77,124 issued and outstanding, as of December 31, 2019, and December 31, 2018, respectively)	-	8
Series L ($0.0001 par value; 0 and 6,667 shares authorized, 0 and 2,000 issued and outstanding as of December 31, 2019, and December 31, 2018, respectively)	-	-
Common stock, ($0.0001 par value; 50,000,000 shares authorized, 121,216 shares issued and outstanding as of December 31, 2019, and 62,435 outstanding at December 31, 2018, respectively)	12	6
Additional paid-in capital	11,757,027	11,120,193
Accumulated deficit	(11,115,178)	(9,735,422)
Accumulated other comprehensive loss	(2,152)	(6,172)
Total Stockholders’ Equity	639,709	1,378,715

Total Liabilities and Stockholders’ Equity	$2,427,312	$2,435,002

See accompanying notes to consolidated financial statements.

F-2

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2019	2018

Net sales	$5,869,558	$5,726,572
Cost of sales	4,646,180	4,691,748

Gross profit	1,223,378	1,034,824

Operating expenses:
Selling, general and administrative	761,237	664,819
Salaries, wages and payroll taxes	732,498	741,584
Stock-based compensation	-	219,518
Professional fees	565,643	249,675
Depreciation and amortization	275,328	288,864
Total operating expenses	2,334,706	2,164,460

Loss from other expenses and income taxes	(1,111,328)	(1,129,636)

Other (income) expense:
Interest earned	(1,616)	-
Interest expense	293,495	110
Foreign currency exchange rate variance	40,802	56,426
Gain on debt extinguishment	(134,677)	-
Change in fair value of derivative instruments, net	69,677	-
Total other expense	267,681	56,536

Loss before provision for income taxes	(1,379,009)	(1,186,172)

Provision for income taxes	747	8,534

Net loss	(1,379,756)	(1,194,706)

Comprehensive loss:
Net loss	(1,379,756)	(1,194,706)
Foreign currency translation adjustments	4,020	(5,773)
Comprehensive loss	$(1,375,736)	$(1,200,479)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	106,175	62,435
Basic and diluted net (loss) per share	$(13.00)	$(19.14)

See accompanying notes to consolidated financial statements.

F-3

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2018			222	-	127,578	12

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	-	$-	222	$-	127,578	$12

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	(222)	-	(123,526)	(12)
Preferred shares converted to common	-	-	-	-	(4,052)	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2019	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

F-4

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2018	192,807	19	344,947	34	23,333	2

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
	-	-	-	-	-	-

Balance, December 31, 2018	192,807	$19	344,947	$34	23,333	$2

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	(147,577)	(15)	-	-	(23,333)	(2)
Preferred shares converted to common	(45,230)	(4)	(344,947)	(34)	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2019	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

F-5

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2018	346,840	35	916	-	3,274	-

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	346,840	35	916	-	3,274	-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	(346,840)	(35)	(916)	-	3,274	-
Preferred shares converted to common	-	-	-	-	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2019	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

F-6

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Preferred Stock - Series J		Preferred Stock - Series K		Preferred Stock - Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2018	2,980	$-	77,124	$8	-	$-

Sale of Preferred stock Series J	1,333	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	2,000	-
Stock-based compensation in connection with options granted	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	4,313	$-	77,124	$8	2,000	-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	(4,296)	-	(70,571)	(7)	(2,000)	-
Preferred shares converted to common	(17)	-	(6,533)	(1)	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2019	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

F-7

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit

Balance, January 1, 2018	62,435	$6	$10,400,565	$(8,540,716)

Sale of Preferred stock Series J	-	-	200,000	-
Sale of Preferred stock Series L	-	-	300,000	-
Stock-based compensation in connection with options granted	-	-	219,518	-
Stock based compensation for options granted	-	-	47,422	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	110	-
Comprehensive income (loss)	-	-	-	-
Net loss	-	-	-	(1,194,706)

Balance, December 31, 2018	62,435	$6	$11,120,193	$(9,735,422)

Beneficial conversion feature of convertible debt	-	-	805,000	-
Common issued for post-split adjustments	-	-	-	-
Preferred shares converted to note payable	-	-	(168,199)	-
Preferred shares converted to common	35,942	4	35	-
Exercise of options to common	21,619	2	(2)	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(1,379,756)

Balance, December 31, 2019	121,216	$12	$11,757,027	$(11,115,178)

See accompanying notes to consolidated financial statements.

F-8

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2019

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance January 1, 2018	$(399)	$1,859,566

Sale of Preferred stock Series J	-	200,000
Sale of Preferred stock Series L	-	300,000
Stock based compensation for options granted	-	219,518
Imputed interest expense related to related party note payable issued for recapitalization	-	110
Comprehensive income (loss)	(5,773)	(5,773)
Net loss	-	(1,194,706)

Balance, December 31, 2018	$(6,172)	$1,378,715

Beneficial conversion feature of convertible debt	-	805,000
Common issued for post-split adjustments	-	-
Preferred shares converted to note payable	-	(168,270)
Preferred shares converted to common	-	-
Exercise of options to common	-	-
Comprehensive loss	4,020	4,020
Net loss	-	1,379,756

Balance, December 31, 2019	$(2,152)	$639,709

See accompanying notes to consolidated financial statements

F-9

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,379,756)	$(1,194,706)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	250,328	263,864
Amortization of intangible asset	25,000	25,000
Amortization of right of use	9,552	-
Impairment of other asset	50,000	-
Amortization of convertible debt, net	257,445	-
Stock based compensation	-	219,518
Change in fair value of derivative liabilities	69,677	-
Gain on debt extinguishment	(134,677)	-
Imputed interest	-	110
Convertible debt issued for services	113,000	-
Changes in operating assets and liabilities:
Accounts receivable	(73,827)	123,968
Inventory	(97,274)	63,870
Unbilled revenue	11,029	80,528
Prepaid expense	(16,670)	2,435
Other current assets	(53,073)	4,500
Lease liabilities	(12,374)	-
Accounts payable and accrued liabilities	289,751	18,781
Provision for income taxes	11,160	(1,765)
Contract liabilities	21,506	(196,288)
Net cash used in operating activities	(659,203)	(590,185)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(70,194)	(30,331)
Net cash used in investing activities	(70,194)	(30,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments to) related party, net	12,044	32,029
Proceeds from issuance of preferred stock	-	500,000
Proceeds from (repayments to) note payable	(46,422)	-
Proceeds of convertible debt	757,000	-
Repayments from convertible notes payable	(87,778)	-
Proceeds from (repayments to) line of credit	24,483	-
Net cash provided by financing activities	659,327	532,029

Effect of exchange rate on cash	2,544	(1,951)

Net increase in cash	(67,526)	(90,438)
Cash beginning of year	142,888	233,326
Cash end of year	$75,362	$142,888

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$20,270	$-
Income tax	$-	$5,099
NON-CASH ADJUSTMENTS DURING THE YEAR
Beneficial conversion feature on convertible debt	$805,000	$-
Long term debt issued in exchange for preferred stock	$168,270	$-
Obtaining right of use asset for lease liability	$86,377	$-

See accompanying notes to consolidated financial statements

F-10

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Orbsat Corp (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company is a provider of satellite-based hardware, airtime and related services both in the United States and internationally. The Company’s principal focus is on growing the Company’s existing satellite-based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to Silver Horn Mining Ltd. pursuant to a merger with a wholly-owned subsidiary.

A wholly-owned subsidiary, Orbital Satcom Corp. (“Orbital Satcom”), a Nevada corporation was formed on November 14, 2014.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash mining and exploration business. All references in the audited consolidated financial statements and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the Merger:

(a) Each share of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West Common Stock;

(b) Each share of the Company’s Series A Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A Preferred Stock;

(c) Each share of the Company’s Series D Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B Preferred Stock;

(d) All options to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West Common Stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West Common Stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West Common Stock issued and outstanding immediately prior to the Effective Date were canceled and returned to the status of authorized but unissued Great West Common Stock.

Global Telesat Communications Limited (“GTCL”) was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly-owned subsidiary of the Company.

F-11

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For accounting purposes, this transaction was accounted for as a reverse acquisition and has been treated as a recapitalization of the Company with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Company was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. See Note 12 - Stockholders Equity.

On August 19, 2019, we effected a reverse split in 1-for-15 ratio as applied to our common stock and preferred stock, as well as the number of authorized shares for both classes. As of December 31, 2019, we had 121,216 shares issued and outstanding post-split. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the most recently completed reverse split. See Note 12 - Stockholders Equity.

Discontinued Operations

The Company’s former operations were developing and manufacturing products and services, which reduce fuel costs, save power and energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation.

The remaining liabilities for discontinued operations are presented in the consolidated balance sheets under the caption “Liabilities of discontinued operation” and relates to the discontinued operations of developing and manufacturing of energy saving and fuel-efficient products and services. The carrying amounts of the major classes of these liabilities as of December 31, 2019 and 2018 are summarized as follows:

	December 31, 2019	December 31, 2018
Assets of discontinued operations	$-	$-
Liabilities
Accounts payables and accrued expenses	$(112,397)	$(112,397)
Liabilities of discontinued operations	$(112,397)	$(112,397)

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries, Orbital Satcom Corp. and Global Telesat Communications Ltd. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities and common stock issued for services.

F-12

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2019, and 2018, there is an allowance for doubtful accounts of $3,187 and $17,887, respectively.

Inventories

Inventories are valued at the lower of cost or net realizable value, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

Prepaid expenses

Prepaid expenses amounted to $18,596 and $1,926 at December 31, 2019 and 2018, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments and license fees which are being amortized over the terms of their respective agreements and product costs associated with deferred revenue. The current portion consists of costs paid for future services which will occur within a year.

Foreign Currency Translation

The Company’s reporting currency is U.S. Dollars. The accounts of one of the Company’s subsidiaries, GTCL, is maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2019 closing rate at 1.3262 US$: GBP, yearly average rate at 1.276933 US$: GBP, for the year ended 2018 closing rate at 1.274700 US$: GBP, average rate at 1.296229 US$: GBP.

F-13

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers. Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties. Equipment sales which have been prepaid, before the goods are shipped are recorded as contract liabilities and once shipped is recognized as revenue. The Company also records as contract liabilities, certain annual plans for airtime, which are paid in advance. Once airtime services are incurred, they are recognized as revenue. Unbilled revenue is recognized for airtime plans whereby the customer is invoiced for its data usage the following month after services are incurred.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Contract liabilities is shown separately in the consolidated balance sheets as current liabilities. At December 31, 2019, we had contract liabilities of approximately $41,207. At December 31, 2018, we had contract liabilities of approximately $19,701.

F-14

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes deferred revenue.

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bills its customers.

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company recorded an impairment charge of $50,000 and $0, during the years ended December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Rental equipment	4
Appliques	10
Website development	2

F-15

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expense for the years ended December 31, 2019 and 2018 were $250,328 and $ 263,864, respectively.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended December 31, 2019 and December 31, 2018, respectively.

Accounting for Derivative Instruments

Derivatives are required to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

Conversion feature derivative liability
Balance at January 1, 2019	$-
Derivative liability	65,000
Change in fair value included in earnings	36,925
Balance at March 31, 2019	$101,925
Derivative Liability	(65,000)
Change in fair value included in earnings	(36,925)
Balance at December 31, 2019	$-

The current portion of the convertible notes were accounted for as liabilities at the date of issuance and adjusted to fair value through earnings for the three months ended March 31, 2019. On May 14, 2019 due to the cash repayment any derivative liability recorded was reversed.

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-16

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of $0.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement,” which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

F-17

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.61 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. For the year ended December 31, 2019, the Company recorded an impairment charge of $50,000 for the above-mentioned other asset, due to the delay in its launch to our existing product lines. For the fiscal years ending December 31, 2019 and December 31, 2018, there were no additional expenditures on research and development.

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity. For the Company, comprehensive loss for the years ended December 31, 2019 and 2018 included net loss and unrealized losses from foreign currency translation adjustments.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the year ended:

	December 31, 2019	December 31, 2018
Convertible preferred stock	-	147,649
Convertible notes payable (1)	8,050,000	-
Stock Options	39,044	79,044
Stock Warrants	4,000	4,000
Total	8,093,044	230,693

(1) 8,050,000 shares of our common stock issuable upon conversion of $805,000 of Convertible Notes Payable as of December 31, 2019, not accounting for 4.99% beneficial ownership limitations.

F-18

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 30, 2019, the Company exchanged preferred shares to promissory notes and is treated as extinguishment of preferred shares. In accordance with ASC 260-10-S99, such extinguishment on preferred shares considered as redemptions of preferred shares and the difference between the fair value of the consideration and the carrying amount of the preferred shares will adjust the net income (loss) available to common stockholders in the calculation of earnings per shares. The following are the adjustment to the net income (loss) available to common stockholders during the period ended:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net loss	$(1,379,756)	$(1,194,706)
Preferred shares redemption adjustment	$201,924	$-
Net loss available to common shareholders	$(1,177,832)	$-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	106,175	62,435
Loss applicable to common shareholders per share	$(11.09)	$(19.14)

Related Party Transactions

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

F-19

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of 0. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. The Company adopted this standard on January 1, 2018 and did not have a material impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU are applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods.

On December 22, 2017 the SEC issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the “TCJA”). SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its consolidated financial statements.

In November 2018, the FASB amended Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 with ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for us on January 1, 2019, however the Company did not have any leases that met the criteria as established above, until July 24, 2019, when the Company entered into a three year lease for its UK office and warehouse for annual rent of £25,536 or GBP: USD using exchange rate close for liability of 1.3262 or $33,866. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

At December 31, 2019, the Company had current and long-term operating lease liabilities of $29,237 and $51,620, respectively, and right of use assets of $83,679.

F-20

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2019, the Company had an accumulated deficit of approximately $11,115,178, negative working capital of approximately $567,022 and net loss of approximately $1,379,756 during the year ended December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. Without additional capital, we will be unable to achieve our business objectives, and may be forced to curtail our operations, reduce headcount, and/or temporarily cease our operations until requisite capital is secured. The consolidated financial statements do not include any adjustments relating to classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – INVENTORIES

At December 31, 2019 and 2018, inventories consisted of the following:

	December 31, 2019	December 31, 2018
Finished goods	$366,298	$269,024

Less reserve for obsolete inventory	-	-
Total	$366,298	$269,024

For the years ended December 31, 2019 and 2018, the Company did not make any change for reserve for obsolete inventory.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses amounted to $18,596 and $1,926 at December 31, 2019 and 2018, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments, which are being amortized over the terms of their respective agreements, as well as cost associated with certain contract liabilities. The current portion consists of costs paid for future services which will occur within a year.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2019	December 31, 2018
Office furniture and fixtures	$10,066	$76,907
Computer equipment	47,646	30,678
Rental equipment	75,470	66,090
Appliques	2,160,096	2,160,096
Website development	36,279	23,061

Less accumulated depreciation	(988,370)	(836,987)

Total	$1,341,187	$1,519,845

Depreciation expense was $250,328 and $263,864 for the year ended December 31, 2019 and 2018, respectively.

F-21

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from Global Telesat Corp., (“GTC”). These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc.

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

Amortization of customer contracts are included in depreciation and amortization. For the year ended December 31, 2019, the Company amortized $25,000. Future amortization of intangible assets is as follows:

2020	$25,000
2021	25,000
2022	25,000
2023	25,000
2024 and thereafter	50,000
Total	$125,000

On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.61 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. The design is in need of further enhancements, before the Company can include it in its existing product lines. Upon receipt of sufficient additional capital, the Company intends to complete the launch of its new tracking design. The Company has recorded an impairment of $50,000, in relation to this other asset, as it has not received funding to date to launch the design.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31, 2019	December 31, 2018
Accounts payable	$901,244	$625,157
Rental deposits	14,381	22,991
Customer deposits payable	46,089	37,099
Accrued wages & payroll liabilities	1,965	14,807
Property tax payable	2,770	31,955
VAT liability & sales tax payable	64,051	47,875
Pre-merger accrued other liabilities	65,948	65,948
Accrued interest	35,462	-
Accrued other liabilities	32,307	28,634
Total	$1,164,217	$874,466

F-22

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LINE OF CREDIT

On October 9, 2019, Orbital Satcom Corp., entered into a short-term loan agreement for $29,000, with Amazon. The one-year term loan is paid monthly, has an interest rate of 9.72%, with late payment penalty interest of 11.72%. For the years ended December 31, 2019 and 2018, the Company recorded interest expense of $574 and $0, respectively. The short-term line of credit balance as of December 31, 2019 and 2018, was $24,483 and $0.

NOTE 9 – NOTE EXCHANGE AGREEMENT

On April 30, 2019, the Company entered into a Shares for Note Exchange Agreement (each, an “Agreement” and collectively, the “Agreements”) with certain holders of the Company’s preferred stock (the “Converting Stockholders”). Pursuant to the terms of the Agreements, the Company agreed to exchange the preferred shares held by the respective Converting Stockholders for promissory notes as follows:

Series of Preferred Stock	No. of Converting Holders of Preferred Stock	Aggregate No. of Shares Held by Converting Stockholders	Aggregate Principal Amount of Notes into which Shares Converted
B	1	222	$11
C	1	123,526	$12,353
D	3	147,577	$29,516
E	—	—	$—
F	1	23,333	$233
G	2	346,840	$3,468
H	3	916	$916
I	3	3,241	$3,241
J	5	4,296	$42,961
K	7	70,571	$70,571
L	3	1,333	$5,000
	TOTAL:	721,855	$168,270

In exchange for the above-referenced shares of preferred stock, the Company issued a promissory note (each, a “Note” and collectively, the “Notes”) to each of the Converting Stockholders on April 30, 2019. Each Note bears interest at a rate of 6% per annum and is due on the second anniversary of the issuance date. Interest accrues on a simple interest, non-compounded basis and will be added to the principal amount on the maturity date. In the event that any amount due under a Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may prepay the Notes at any time.

For the year ended December 31, 2019, the Company repaid $46,422 of the notes, leaving a balance of $121,848 as long-term notes payable. For the years ended December 31, 2019 and 2018, the Company recorded interest in relation to the note of $4,907 and $0, respectively.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable – current portion

On January 14, 2019, under the terms of a Securities Purchase Agreement, we issued a Convertible Promissory Note in the amount of $65,000 (the “Note”) to Power Up Lending Group Ltd. (“Power Up”). The Note bears interest at a rate of twelve percent (12%) per year and is due one (1) year from the date of issue. Beginning 180 days from the issue date, the Note is convertible into our common stock at a price equal to 61% of the Market Price, which is defined as the lowest trading price for our common stock during the 15 trading days prior to the conversion notice. Conversions under the Note are limited such that the holder may not convert the Note to the extent that the number of shares of common stock issuable upon the conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our outstanding shares of common stock. In the event of any default, the Note will bear interest at a rate of 22% per year. The Note may be pre-paid at a premium for the first 150 days after issue, with the pre-payment amount ranging from 115% of the balance to 140% of the balance. After 150 days from issue, pre-payment of the Note is not allowed. On May 14, 2019, the Company repaid the convertible note payable, an aggregate of $87,778, representing principal of $65,000, prepayment penalty of $20,257 and accrued interest of $2,522. The Company has paid the debenture in cash and not converted the note to its common stock, any note amortization and derivative liabilities have been reversed. The interest and the prepayment penalty are reflected on the statement of operations as interest expense.

F-23

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2019 and 2018, outstanding balance of the current portion of convertible notes payable was $0. For the years ended December 31, 2019 and 2018, we recorded interest expense in relation to this note payable of $87,778 and $0, which includes a $20,257 pre-payment penalty.

Convertible notes payable – long term

On May 14, 2019 (the “Issue Date”), the Company entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of its convertible promissory notes (the “Notes”).

The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company. Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default (as defined below), at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the Notes will be used to repay certain outstanding indebtedness of the Company and for general corporate purposes. For the years ended December 31, 2019 and 2018, the Company recorded simple interest expense of $30,568 and $0, respectively.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets. Pursuant to the Agreement, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

In comparison to the fair market value of the common stock on May 14, 2019, and the fixed effective conversion rate of $0.10 per common share, the lesser amount of the conversion feature or debt was $805,000 and presented a beneficial conversion feature. Thus, the Company recorded a discount on the debt of $805,000 with a corresponding increase to additional paid in capital. For the year ended December 31, 2019, we amortized the discount on the debt, to interest expense of $169,668, resulting in a balance of unamortized discount notes payable of $635,333.

F-24

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – DERIVATIVE LIABILITIES

The current portion of the convertible notes were accounted for as liabilities at the date of issuance and adjusted to fair value through earnings for the three months ended March 31, 2019. On May 14, 2019, due to the cash repayment any derivative liability was fair valued at repayment date and a gain was recorded for the reversal of derivative liability.

Conversion feature derivative liability
Balance at January 1, 2019	-
Derivative liability	65,000
Change in fair value included in earnings	36,925
Balance at March 31, 2019	$101,925
Change in fair value included in earnings	32,752
Derivative liability reversed	(134,677)
Balance at December 31, 2019	$-

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

December 31, 2019
Expected volatility	328%
Expected term - years	0.79
Risk-free interest rate	2.57%
Expected dividend yield	-%

NOTE 12 - STOCKHOLDERS’ EQUITY

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the Reincorporation.

On March 5, 2016, the Company shareholders voted in favor of an amendment to its Articles of Incorporation to increase the total number of shares of authorized capital stock to 800,000,000 shares consisting of (i) 750,000,000 shares of common stock and (ii) 50,000,000 shares of preferred stock from 220,000,000 shares consisting of (i) 200,000,000 shares of common stock and (ii) 20,000,000 shares of preferred stock.

Effective March 8, 2018, we conducted a reverse split of our common stock at a ratio of 1 for 150. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

On July 24, 2019, the Company filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State. The Certificate of Change provides for (i) a 1-for-15 reverse split (the “Reverse Split”) of the Company’s common stock, $0.0001 par value per share, and the Company’s preferred stock, $0.0001 par value per share, (ii) a reduction in the number of authorized shares of common stock in direct proportion to the Reverse Split (i.e. from 750,000,000 shares to 50,000,000 shares), and (iii) a reduction in the number of authorized shares of preferred stock in direct proportion to the Reverse Split (i.e. from 50,000,000 shares to 3,333,333 shares). No fractional shares will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock or preferred stock, as the case may be, will have the number of post-Reverse Split shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The Reverse Split was approved by FINRA on August 19, 2019.

F-25

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The authorized capital of the Company consists of 50,000,000 shares of common stock, par value $0.0001 per share and 3,333,333 shares of preferred stock, par value $0.0001 per share, as of December 31, 2019.

Preferred Stock

As of December 31, 2019, there were 3,333,333 shares of Preferred Stock authorized.

On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series C, D, E, H, I, J, and K Preferred Stock. The amendments changed the conversion rights of these classes of preferred stock such that the Maximum Conversion as defined in each such Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

On May 10, 2018, we issued 20,000 shares of our Series J Preferred Stock at their stated value of $10.00 per share to one investor, for total proceeds of $200,000. Our Series J Preferred Stock is currently convertible to common stock at a price of $1.50 per share and votes on an as-converted basis, subject to certain conversion limitations.

On May 11, 2018, we designated a new series of Preferred Stock entitled “Series L Preferred Stock.” Our Series L Preferred Stock consists of 100,000 shares with a stated value of $10.00 per share. Series L Preferred Stock is convertible to common stock at a price of $4.00 per share and votes together with our common stock on an as-converted basis.

In addition, on May 14, 2018, we issued a total of 30,000 Units to 3 investors at a price of $10.00 per Unit, for total proceeds of $300,000. Each Unit consists of one (1) share of Series L Preferred Stock and warrants to purchase two (2) shares of common stock at a price of $4.00, exercisable for three years.

On May 20, 2019, following the approval on May 14, 2019, of the board of directors the Company and a majority of the shareholders of the Series E preferred stock, the Company filed an Amended and Restated Certificate of Designations for the Company’s Series E preferred stock. The amendments had the effect of changing the conversion rights such that the 9.99% blocker was eliminated

On July 12, 2019, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series E, I and L Preferred Stock. The amendments had the effect of authorizing the Company’s Board to require the conversion of the Series E, I and L preferred stock into common stock of the Company at the then-applicable conversion ratio, without the approval of any holders of Series E, I and L preferred stock.

Also on July 12, 2019, the Company filed Certificates of Withdrawal of Certificate of Designations for the Company’s Series A, B, C, D, F, G, H and J preferred stock, pursuant to which the Series A, B, C, D, F, G, H and J preferred stock was cancelled.

On July 15, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designations (the “Series K Certificate”) for the Company’s Series K preferred stock, pursuant to which the Series K preferred stock was cancelled.

On July 18, 2019, the Company filed Certificates of Withdrawal of Designations for the Company’s Series E, I and L preferred stock, pursuant to which the Series E, I and L preferred stock was cancelled.

F-26

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2019, there were no shares of Series A, B, C, D, E, F, G, H, I, J, K and L convertible preferred stock authorized, and no shares issued and outstanding.

Common Stock

As of December 31, 2019, and 2018, there were 50,000,000 shares of Common Stock authorized; 121,216 and 62,435 shares issued and outstanding, respectively.

On January 18, 2019, we issued a total of 21,621 common shares via a cashless exercise of employee stock options. David Phipps exercised 21,667 options and two employees exercised 18,333 options, both through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close OSAT Market Price].

On April 9, 2019, we issued an aggregate of 7,798 shares of common stock upon the conversion of 4,052 shares of Series C Preferred Stock, 43,667 shares of Series D Preferred Stock and 2,569 shares of Series K Preferred Stock.

On April 22, 2019, we issued an aggregate of 2,780 shares of common stock upon the conversion of 17 shares of Series J Preferred Stock and 3,868 shares of Series K Preferred Stock.

On May 21, 2019, we issued an aggregate of 22,846 shares of common stock upon the conversion of 342,691 shares of Series E Preferred Stock.

On May 20, 2019, we issued an aggregate of 209 shares of common stock upon the conversion of 1,563 shares of Series D Preferred Stock.

On July 15, 2019, we issued an aggregate of 1,840 shares of common stock upon the conversion of 2,256 shares of Series E Preferred Stock. 33 shares of Series I Preferred Stock and 667 shares of Series L Preferred Stock.

On August 27, 2019, we issued 1,687 shares of common stock in connection with the rounding up of fractional shares of common stock, in relation to the 1:15 reverse stock split.

Stock Options

2018 Incentive Plan

On June 14, 2018, our Board of Directors approved the 2018 Incentive Plan (the “Plan”). The 2014 Equity Incentive Plan was closed and superseded by the 2018 Incentive Plan. The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that; are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. The Plan shall be administered by the Board or its Compensation Committee and may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. The Plan provides that up to a maximum of 66,667 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years. Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date. In the event of a Change in Control; all outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

F-27

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. As of December 31, 2018, Mr. David Phipps, is a Ten Percent Stockholder. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

On June 14, 2018, we issued 18,333 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly installments starting July 1, 2018 over the next two years and expire on July 1, 2021. For the year ended December 31, 2018, the amount of vested options was 4,583. On July 1, 2018, 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: strike price of 22.50 stock price of $20.70 per share (based on the market price at close on July 1, 2018) volatility of 718%, expected term of 3 years, and a risk-free interest rate of 2.69%. On October 1, 2018, an additional 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: stock price of $20.70 per share (based on the market price close at grant date on June 14, 2018) volatility of 607%, expected term of 3 years, and a risk-free interest rate of 2.64%. In reference to this grant, the company recorded stock-based compensation of $81,698 for the year ended December 31, 2018.

On December 18, 2018, the Company cancelled the unvested portion of options previously granted on June 14, 2018, under the 2018 Incentive Plan totaling 13,750. The grants cancelled will be returned to the Plan.

The number of options cancelled to our officers and directors were as follows:

David Phipps, President, CEO, and Director	(5,000)
Theresa Carlise, CFO	(2,500)
Hector Delgado, Director	(1,250)

In addition, we cancelled options to purchase a total of (5,000) shares to two key employees.

On December 18, 2018, we issued 55,417 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023. The options were valued on the grant date at approximately $2.25 per option or a total of $124,674 using a Black-Scholes option pricing model with the following assumptions: strike price of $2.25 stock price of $2.25 per share (based on the market price at close on December 17, 2018) volatility of 773%, expected term of 5 years, and a risk-free interest rate of 2.69%.

On January 18, 2019, David Phipps exercised 21,667 options via a cashless exercise. Additionally, on January 18, 2019, two employees exercised 18,333 options through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close OSAT Market Price]. As a result of the exercise 21,619 shares of common stock were issued.

F-28

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Options Exercised	Exercise Price	Market Price	Shares withheld as Payment	Common Stock Issued
David Phipps	21,667	$2.55	$5.25	10,524	11,143
Other	18,333	$2.25	$5.25	7,857	10,476
	40,000			18,381	21,619

Options Issued Outside of Plan

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven-year option to purchase 956 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in February 2022. The 956 options were valued on the grant date at approximately $112.50 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $112.50 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk-free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $107,500, respectively.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 222 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 222 options were valued on the grant date at approximately $2,925.29 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of 2,925.29 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $650,000, respectively.

Also, on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 89 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 89 options were valued on the grant date at approximately $2,925.73 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $2,925.73 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $260,000, respectively.

On December 16, 2016, the Company issued options to Mr. Phipps, to purchase up to 4,444 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The 4,444 options were valued on the grant date at approximately $42.75 per option or a total of $190,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $42.75 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 872%, expected term of 10 years, and a risk-free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2016 of $190,000, respectively.

On May 26, 2017, the Company issued 2,222 options to Mr. Phipps, 1,667 options to Theresa Carlise, 556 options to Hector Delgado, its Director and 8,889 options to certain employees of the Company. The employees are the adult children of our Chief Executive Officer. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The 13,333 options were valued on the grant date at approximately $45.00 per option or a total of $600,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $45.00 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. In connection with the stock option grant, for the years ended December 31, 2017, the Company recorded stock-based compensation of $600,000.

F-29

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019 and 2018, the Company recorded total stock-based compensation of $0 and $219,518, respectively.

Stock options outstanding at December 31, 2019, as disclosed in the below table have approximately $115,180 of intrinsic value at the end of the period.

A summary of the status of the Company’s outstanding stock options and changes during the years ended December 31, 2019 and 2018, is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2018	19,044	$29.25	9.01
Granted	73,750	$7.50	4.35
Exercised	-	$-	-
Forfeited	-	$-	-
Cancelled	(13,750)	$23.10	2.50
Balance outstanding at December 31, 2018	79,044	$9.90	5.56
Options exercisable at December 31, 2018	79,044
Weighted average fair value of options granted during the period		$7.50

Balance at January 1, 2019	79,044	$9.90	5.56
Granted	-	$-	-
Exercised	(40,000)	$2.41	4.72
Forfeited	-	$-	-
Cancelled	-	$-	-
Balance outstanding at December 31, 2019	39,044	$17.49	5.16
Options exercisable at December 31, 2019	39,044	$17.49	5.16
Weighted average fair value of options granted during the period		$-	-

A summary of the status of the Company’s outstanding stock warrants and changes during the years ended December 31, 2019 and 2018, is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2018	-	$-	-
Granted	4,000	60.00	2.37
Exercised	-	-	-
Forfeited
Cancelled	-	-	-
Balance at December 31, 2018	4,000	$60.00	2.37

Balance at January 1, 2019	4,000	$60.00	2.37
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at December 31, 2019	4,000	$60.00	1.37

As of December 31, 2019 and 2018, there were 4,000 stock warrants outstanding.

F-30

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $3.7 million at December 31, 2019, expiring through the year 2036, generally.

The tax reform bill that Congress voted to approve Dec. 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. The Company has not reviewed the all of the changes the “Tax Cuts and Jobs Act” that will apply to the Company but is reviewing such changes. Due to the continuing loss position of the Company, such changes should not be material.

For U.S. purposes, the Company has not completed its evaluation of NOL utilization limitations under Internal Revenue Code, as amended (the “Code”) Section 382, change of ownership rules. If the Company has had a change in ownership, the NOL’s would be limited as to the amount that could be utilized each year, or possibly eliminated, based on the Code. The Company has also, not completed its review of NOL’s pertaining to years the Company was known as “Silver Horn Mining Ltd.” and “Great West Resources, Inc.”, which may not be available due to IRC Section 382 and because of a change in business line that may eliminate NOL’s associated with ““Silver Horn Mining Ltd.” and “Great West Resources, Inc.” The company has also not reviewed the impact relating to “Recent Events” for its IRC Section 382 possible NOL’s limitation.

The table below summarizes the differences between the Company’s effective tax rate of 25% and the statutory federal rate as follows for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Tax expense (benefit) computed at “expected” statutory rate	$(301,668)	$(222,448)
State income taxes, net of benefit	(62,488)	(46,078)
Permanent differences:
Stock based compensation and consulting	56,901	(52,316)
Loss (gain) from change in fair value of derivative liability		-
Other	45,466	(3,648)
Valuation allowance		219,858
Net income tax expense/(benefit)	$(261,789)	$-

The Company’s wholly owned subsidiary, GTCL, is a United Kingdom (“UK”) Limited Company and files tax returns in the UK. Its estimated tax liability for December 31, 2019 and 2018 is approximately $747 and $23,459, respectively.

F-31

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2019		December 31, 2018
Deferred tax assets:
Net operating loss carryforward		$962,909	$947,937

Total deferred tax assets		$962,909	$947,937

Deferred tax liabilities:
Book basis of property and equipment in excess of tax basis	$		$-
Total deferred tax liabilities	$		$-

Net deferred tax asset before valuation allowance		$962,909	$947,937
Less: valuation allowance		(962,909)	(947,937)
Net deferred tax asset		$-	$-

The net operating loss carryforward increased from $947,937 at December 31, 2018 to $2,766,508 at December 31, 2019. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2019 and 2018, due to the uncertainty of realizing the deferred income tax assets.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On June 14, 2018, the Company entered into a two (2) year Employment Agreement (the “Phipps Agreement”) with Mr. Phipps, with an automatic one (1) year extension. Under the Phipps Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary equal to the sum of $170,000 and £48,000 to be paid through our operating subsidiary, GTCL. For the year ended December 31, 2018, the £48,000 equivalent to USD is $62,219 and the yearly conversion rate is 1.296229. The Phipps Agreement provides for a performance bonus based on exceeding our annual revenue goals and on our ability to attract new investment. The Phipps Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Phipps Agreement), Mr. Phipps will be entitled to a severance equal to twice his base salary, the immediate vesting of all unvested options, and other benefits. The Phipps Agreement terminates and supersedes the Original Phipps Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

Previously the Company had a two-year Executive Employment Agreement with Mr. Phipps, effective January 1, 2016 (the “Original Phipps Agreement”). Under the Original Phipps Agreement, Mr. Phipps agreed to serve as the Company’s Chief Executive Officer and President and received an annual base salary equal to the sum of $144,000 and £48,000, or $61,293 at the yearly conversion rate of 1.276933. Mr. Phipps was also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. On January 1, 2018, the Original Phipps Agreement automatically renewed for another year.

Also, on June 14, 2018, we entered into a new Employment Agreement (“Carlise Agreement”) with our Chief Financial Officer, Theresa Carlise. The Carlise Agreement is for a period of two (2) years, with an automatic one (1) year extension. Ms. Carlise’s base salary is $150,000 per year. The Carlise Agreement provides for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Carlise Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Carlise Agreement), Ms. Carlise will be entitled to a severance equal to twice her base salary, the immediate vesting of all unvested options, and other benefits. The Carlise Agreement terminates and supersedes the Original Carlise Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

F-32

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prior to June 14, 2018, the Company had a one-year agreement with Ms. Carlise, as its Chief Financial Officer, Treasurer and Secretary (the “Original Carlise Agreement”). The Original Carlise Agreement provided for an annual compensation of $140,000 as well as medical benefits. The Original Carlise Agreement was effective December 1, 2016 and had an automatic renewal clause pursuant to which the Original Carlise Agreement renews itself for another year, if not cancelled by the Company previously. The Original Carlise Agreement had been automatically extended for an additional term of one year on December 1, 2017. In addition to the base salary of $140,000 annually, Ms. Carlise was eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On March 13, 2020, the Company and David Phipps and Theresa Carlise, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company will not be automatically extended as set forth in such employment agreements and will terminate as of June 14, 2020.

Consulting Agreements

On May 13, 2019, the Company entered into two consulting agreements (each, a “Consulting Agreement” and together, the “Consulting Agreements”) with unrelated third parties to provide capital raising advisory services and business growth and development services, each for a term of nine months. In exchange for such services, each consultant will receive (i) a Note in the amount of $44,000 issued pursuant to the Agreement, (ii) a Note in the amount of $12,500 with a maturity of three years bearing interest at a rate of 6% per annum with an optional right of conversion, (iii) payment of a retainer ranging from $10,000 to $30,000, and (iv) monthly payments ranging from $5,000 to $10,000 for nine months. On August 29, 2019, one of the consulting agreements was extended for another three months to expire on February 13, 2020 and the other was extended on September 1, 2019 for another two months to expire on January 13, 2020.

Lease Agreement

Effective July 24, 2019, a three-year lease was signed for 2,660 square feet for £25,536 annually, for our facilities in Poole, England for £2,128 per month, or $2,717 per month at the yearly average conversion rate of 1.276933, or $2,822 using exchange rate close at December 31, 2019 of 1.3262. The lease has been renewed until July 23, 2022.

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not have any leases classified as financing leases.

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities during the year ended December 31, 2019 was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders. Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize. As of December 31, 2019, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

F-33

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2019, the Company had current and long-term operating lease liabilities of $29,237 and $51,620, respectively, and right of use assets of $83,679.

Future minimum lease payments under these leases are as follows, in thousands, (unaudited):

Minimum
Lease
Years Ending December 31,	Payment
Remainder of 2019	$8
2020	31
2021	31
2022	18
Total undiscounted future non-cancelable minimum lease payments	88
Less: Imputed interest	-
Present value of lease liabilities	$88
Weighted average remaining term	2.8

In the Company’s financial statements for periods prior to January 1, 2019, the Company accounts for leases under ASC 840, and provides for rent expense on a straight-line basis over the lease terms. Net rent expense for the years ended December 31, 2019 and 2018 were $31,563 and $27,851, respectively.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company entered into a note for $122,536 from the Company’s Chief Executive Officer as part of the Share Exchange Agreement on February 15, 2015. On May 11, 2018, the balance of $5,768, was paid in full. As of December 31, 2019, the accounts payable due to related party includes; advances for inventory and services due to David Phipps of $43,403, accrued director fees of $5,000 due to Hector Delgado, Director and service and fees due to Theresa Carlise of $2,668. Total related party payments due as of December 31, 2019 and December 31, 2018 are $51,071 and $39,027, respectively. Those related party payable are non-interest bearing and due on demand.

The Company’s UK subsidiary, GTCL has an overadvance line of credit with HSBC, for working capital needs. The overadvance limit is £25,000 or $33,155 at an exchange rate of 1.3262, with interest at 5.50% over Bank of England’s base rate or current rate of 6.25% variable. The advance is guaranteed by David Phipps, the Company’s Chief Executive Officer. The Company has two American Express accounts, for Orbital Satcom Corp. and GTCL, of which are in the name of David Phipps, who personally guarantees the balance owed.

The Company employs two individuals who are related to Mr. Phipps, of which earned gross wages totaling $66,925 and $72,312 for the years ended December 31, 2019 and 2018, respectively.

F-34

ORBSAT CORP AND SUBSIDIARIES FKA: ORBITAL TRACKING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONCENTRATIONS

Customers:

Amazon accounted for 56.9% and 37.3% of the Company’s revenues during the years ended December 31, 2019 and 2018, respectively. No other customer accounted for 10% or more of the Company’s revenues for either period.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the years ended December 31, 2019 and 2018.

	December 31, 2019		December 31, 2018

Network Innovations	$1,431,075	30.1%	$2,002,733	42.8%
Garmin	$647,360	13.6%	$589,529	12.2%
Globalstar Europe	$568,006	12.0%	$610,933	12.7%
Cygnus Telecom	$525,231	11.1%	$457,871	9.5%

Geographic:

The following table sets forth revenue as to each geographic location, for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019		Year Ended December 31, 2018

Europe	$4,152,218	70.7%	$3,841,332	67.1%
North America	1,162,869	19.8%	1,282,494	22.4%
South America	42,212	0.7%	227,280	4.0%
Asia & Pacific	414,725	7.1%	317,699	5.5%
Africa	46,783	0.8%	58,096	1.0%
	$5,869,558		$5,726,901

NOTE 16 – SUBSEQUENT EVENTS

On January 31, 2020, the Company issued an aggregate of 36,294 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $3,629.

On February 10, 2020, the Company issued an aggregate of 25,421 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $2,542.

On February 11, 2020, the Company issued an aggregate of 23,580 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $2,358.

On February 18, 2020, the Company issued an aggregate of 13,192 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $1,319.

On February 19, 2020, the Company issued an aggregate of 4,468 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $447.

On March 9, 2020, the Company issued an aggregate of 10,305 shares of common stock upon the conversion of convertible debt, as issued on May 13, 2019, in the amount of $1,031.

On March 13, 2020, Orbsat Corp and David Phipps and Theresa Carlise, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company will not be automatically extended as set forth in such employment agreements and will terminate as of June 14, 2020.

F-35

Part I Financial Information

Item 1. Financial Statements

The Company’s unaudited financial statements for the six months ended June 30, 2020 and for comparable periods in the prior year are included below. The financial statements should be read in conjunction with the notes to financial statements that follow.

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash	$817,013	$75,362
Accounts receivable, net	162,614	244,353
Inventory	501,946	366,298
Unbilled revenue	75,174	76,051
Prepaid expenses	1,784	18,596
Other current assets	38,986	96,786
Total current assets	1,597,517	877,446

Property and equipment, net	1,170,621	1,341,187
Right of use	59,906	83,679
Intangible assets, net	106,250	125,000

Total assets	$2,934,294	$2,427,312

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,102,472	$1,164,217
Contract liabilities	40,427	41,207
Note payable – current portion	134,868
Related party payable	32,182	51,071
Line of credit	4,798	24,483
Lease liabilities - current	28,489	29,237
Provision for income taxes	21,297	21,856
Stock subscription payable	25,000	-
Liabilities from discontinued operations	112,397	112,397
Total current liabilities	1,501,930	1,444,468

Long term liabilities:
Convertible debt, net of discount, unamortized, $1,051,382 and $635,333, respectively	101,029	169,667
Note payable	330,887	121,848
Lease liabilities – long term	28,667	51,620
Total Liabilities	1,962,513	1,787,603

Stockholders’ Equity:
Preferred Stock, $0.0001 par value; 3,333,333 shares authorized
Common stock, ($0.0001 par value; 50,000,000 shares authorized, 3,564,299 shares issued and outstanding as of September 30, 2020 and 121,216 outstanding at December 31, 2019, respectively)	356	12
Additional paid-in capital	13,467,340	11,757,027
Accumulated (deficit)	(12,473,923)	(11,115,178)
Accumulated other comprehensive (income) loss	(21,992)	(2,152)
Total stockholders’ equity	971,781	639,709

Total liabilities and stockholders’ equity	$2,934,294	$2,427,312

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-36

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHNSIVE LOSS

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net sales	$1,475,393	$1,746,525	$4,163,750	$4,453,906

Cost of sales	1,076,929	1,366,008	3,159,593	3,553,351

Gross profit	398,464	380,517	1,004,157	900,555

Operating expenses:
Selling and general administrative	182,813	210,600	486,984	522,352
Salaries, wages and payroll taxes	196,629	176,762	542,675	536,504
Stock based compensation	130,400	-	130,400	-
Professional fees	289,296	126,565	480,961	447,908
Depreciation and amortization	73,697	69,109	217,992	203,234
Total operating expenses	872,835	583,036	1,859,012	1,709.998

Loss before other expenses and income taxes	(474,371)	(202,519)	(854,855)	(809,443)

Other (income) expense
Change in fair value of derivative instruments, net	-	-	-	69,677
Other income	(268)	-	(31,793)	-
Gain on debt extinguishment	-	-	(269,261)	(134,677)
Interest earned	(67)	(812)	(80)	(1,576)
Interest expense	641,460	81,121	797,807	211,344
Foreign currency exchange rate variance	(15,045)	18,131	7,217	41,238
Total other (income) expense	626,080	98,440	503,890	186,006

Net loss before income (loss) tax expense	$(1,100,451)	$(300,959)	$(1,358,745)	$(995,449)

Provision for income taxes	-	(12)	-	745

Net income (loss)	(1,100,451)	(300,947)	(1,358,745)	(996,194)

Comprehensive Income:
Net income (loss)	(1,100,451)	(300,947)	(1,358,745)	(996,194)
Foreign currency translation adjustments	5,602	(494)	(19,840)	(893)
Comprehensive income (loss)	$(1,094,849)	$(301,441)	$(1,378,585)	$(997,087)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	773,170	119,876	495,133	91,359
Basic and diluted net (loss) per share	$(1.42)	$(2.51)	$(2.74)	$(10.90)

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-37

ORBITAL TRACKING CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2019

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	-	$-	222	$-	127,578	$12

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(123,526)	(12)
Preferred shares converted to common	-	-	(222)	-	(4,052)
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-38

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2020	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net income	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2019

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	-	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-39

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2019

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	192,807	$19	344,947	$34	23,333	$2

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	(147,577)	(15)	-	-	-	-
Preferred shares converted to common	(45,230)	(4)	(344,947)	(34)	(23,333)	(2)
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-40

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2020	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net income	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2019

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	2,256	$-	-	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	-	-
Preferred shares converted to common	-	-	(2,256)	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-41

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2019

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	346,840	$35	916	$-	3,274	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	(346,840)	(35)	(916)	-	(3,274)	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-42

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2020	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net income	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2019

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	33	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(33)	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-43

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Share	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2019

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	4,313	$-	77,124	$8	2,000	$-

Beneficial conversion feature of convertible debt	-	-	-	-
Preferred shares converted to note payable	(4,296)	-	(70,571)	(7)	(2,000)	-
Preferred shares converted to common	(17)	-	(6,553)	(1)	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

F-44

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2020	-	$-	-	$-	-	$-

Issuance common stock from convertible debt	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net income	-	-	-	-	-	-

Balance, September 30, 2020	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2019

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	667	$-

Beneficial conversion feature of convertible debt	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(667)	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-45

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, December 31, 2019	121,216	$12	$11,757,027	$(11,115,178)

Issuance common stock from convertible debt	2,988,283	298	585,291	-
Beneficial conversion feature of convertible debt		-	898,918	-
Issuance common stock for options exercised	429,800	43	32,957	-
Fair value of options granted		-	130,400	-
Stock based compensation	25,000	3	62,748	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(1,358,745)

Balance, September 30, 2020	3,564,299	$356	$13,467,340	$(12,473,923)

For the Nine Months Ended September 30, 2019

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, December 31, 2018	62,435	$6	$11,120,192	$(9,735,422)

Beneficial conversion feature of convertible debt	-	-	805,000	-
Common issued for post-split adjustments	1,687	-	-	-
Preferred shares converted to note payable	-	-	(168,200)	-
Preferred shares converted to common	35,473	4	36	-
Exercise of options to common	21,621	2	(2)	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(996,194)

Balance, September 30, 2019	121,216	$12	$11,757,027	$(10,731,617)

See accompanying notes to unaudited condensed consolidated financial statements.

F-46

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, June 30, 2020	255,329	$25	$11,771,769	$(11,373,472)

Issuance common stock from convertible debt	2,854,170	285	570,549	-
Beneficial conversion feature of convertible debt		-	898,918	-
Issuance common stock for options exercised	429,800	43	32,957	-
Fair value of options granted		-	130,400	-
Stock based compensation	25,000	3	62,748	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(1,100,451)

Balance, September 30, 2020	3,564,299	$356	$13,467,340	$(12,473,923)

For the Three Months Ended September 30, 2019

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, June 30, 2019	117,683	$12	$11,757,027	$(10,430,670)

Beneficial conversion feature of convertible debt	1,687	-	-	-
Preferred shares converted to note payable	-	-	-	-
Preferred shares converted to common	1,840	-	-	-
Comprehensive loss
Net loss	-	-	-	(300,947)

Balance, September 30, 2019	121,216	$12	$11,757,027	$(10,731,617)

See accompanying notes to unaudited condensed consolidated financial statements.

F-47

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2020

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, December 31, 2019	$(2,152)	$639,709

Issuance common stock from convertible debt	-	585,589
Beneficial conversion feature of convertible debt	-	898,918
Issuance common stock for options exercised	-	33,000
Fair value of options granted	-	130,400
Stock based compensation	-	62,750
Comprehensive loss	(19,840)	(19,840)
Net loss	-	(1,358,745)
Balance, September 30, 2020	$(21,992)	$971,781

For the Nine Months Ended September 30, 2019

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, December 31, 2018	$(6,172)	$1,378,715
Beneficial conversion feature of convertible debt	-	805,000
Preferred shares converted to note payable	-	(168,271)
Preferred shares converted to common	-	-
Comprehensive loss	(893)	(893)
Net loss	-	(996,194)
Balance, September 30, 2019	$(7,065)	$1,018,357

See accompanying notes to unaudited condensed consolidated financial statements.

F-48

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2020

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, June 30, 2020	$(11,018)	$387,304

Issuance common stock from convertible debt	-	570,834
Beneficial conversion feature of convertible debt	-	898,918
Issuance common stock for options exercised	-	33,000
Fair value of options granted	-	130,400
Stock based compensation	-	62,750
Comprehensive loss	(10,974)	(10,974)
Net loss	-	(1,100,451)
Balance, September 30, 2020	$(21,992)	$971,781

For the Three Months Ended September 30, 2019

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, June 30, 2019	$(6,571)	$1,319,798
Beneficial conversion feature of convertible debt	-	-
Preferred shares converted to note payable	-	-
Preferred shares converted to common	-	-
Comprehensive loss	(494)	(494)
Net loss	-	(300,947)
Balance, September 30, 2019	$(7,065)	$1,018,357

See accompanying notes to unaudited condensed consolidated financial statements.

F-49

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,358,745)	$(996,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	199,242	184,484
Amortization of intangible asset	18,750	18,750
Amortization of right to use	23,773	2,196
Stock based compensation	62,750	-
Fair value of options exercised	33,000	-
Fair value of options granted	130,400	-
Amortization of convertible debt discount	752,130	211,330
Change in fair value of derivative liabilities	-	69,677
Convertible debt issued for services	-	113,000
Gain on debt extinguishment	(269,261)	(134,677)
Change in operating assets and liabilities:
Accounts receivable	81,739	(74,915)
Inventory	(135,648)	(179,186)
Unbilled revenue	877	19,087
Prepaid expense	16,812	(35,789)
Other current assets	57,800	(39,505)
Accounts payable and accrued liabilities	(61,747)	217,680
Lease liabilities	(21,562)	(4,811)
Provision for income taxes	(1,330)	333
Contract liabilities	(780)	25,356
Net cash used in operating activities	(471,800)	(603,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,752)	(51,414)
Net cash used in investing activities	(30,752)	(51,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable, related party, net	(18,889)	(20,856)
Repayments from line of credit	(19,685)	-
Repayments from note payable	-	(46,422)
Repayments from convertible notes payable	-	(87,778)
Proceeds from note payable	343,907	-
Proceeds of convertible notes payable	958,000	757,000
Net cash provided by financing activities	1,263,333	601,944

Effect of exchange rate on cash	(19,130)	998

Net increase (decrease) in cash	741,651	(51,656)
Cash beginning of period	75,362	142,888
Cash end of period	$817,013	$91,232

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$-	$20,270

Non-cash adjustments during the period for
Beneficial conversion feature on convertible debt	$898,918	$805,000
Long term debt issued in exchange for preferred stock	$-	$168,270
Conversion of convertible debt into common shares	$585,589	$-
Obtaining right of use asset for lease liability	$59,906	$86,377

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-50

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The unaudited financial statements for the nine months ending September 30, 2020, are not necessarily indicative of the results for the remainder of the fiscal year. The consolidated financial statements as of December 31, 2019, have been audited by an independent registered public accounting firm. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of Orbsat Corp F/K/A/ Orbital Tracking Corp. (the “Company”) for the year ended December 31, 2019, which are contained in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020. The consolidated balance sheet as of December 31, 2019 was derived from those financial statements.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries, Orbital Satcom Corp. and Global Telesat Communications Ltd. All material intercompany balances and transactions have been eliminated in consolidation.

.

Description of Business

Orbsat Corp (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company is a provider of satellite-based hardware, airtime and related services both in the United States and internationally. The Company’s principal focus is on growing the Company’s existing satellite-based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to Silver Horn Mining Ltd. pursuant to a merger with a wholly-owned subsidiary.

A wholly-owned subsidiary, Orbital Satcom Corp. (“Orbital Satcom”), a Nevada corporation was formed on November 14, 2014.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash mining and exploration business. All references in the audited consolidated financial statements and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the merger:

(a) Each share of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West common stock;

(b) Each share of the Company’s Series A preferred stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A preferred stock;

(c) Each share of the Company’s Series D preferred stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B preferred stock;

F-51

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(d) All options to purchase shares of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West common stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West common stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West common stock issued and outstanding immediately prior to the effective date were canceled and returned to the status of authorized but unissued Great West common stock.

Global Telesat Communications Limited (“GTCL”) was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly-owned subsidiary of the Company.

For accounting purposes, this transaction was accounted for as a reverse acquisition and has been treated as a recapitalization of the Company with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Company was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. See Note 12 - Stockholders Equity.

On August 19, 2019, we effected a reverse split in 1-for-15 ratio as applied to our common stock and preferred stock, as well as the number of authorized shares for both classes. As of December 31, 2019, we had 121,216 shares issued and outstanding post-split. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the most recently completed reverse split. See Note 12 - Stockholders Equity.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2020, and 2019, there is an allowance for doubtful accounts of $14,749 and $0, respectively.

F-52

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Inventories

Inventories are valued at the lower of cost or net realizable value, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

Prepaid expenses

Prepaid expenses amounted to $1,784 and $18,596, at September 30, 2020 and December 31, 2019, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments and license fees which are being amortized over the terms of their respective agreements and product costs associated with deferred revenue. The current portion consists of costs paid for future services which will occur within a year.

Foreign Currency Translation

The Company’s reporting currency is U.S. Dollars. The accounts of one of the Company’s subsidiaries, GTCL, is maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three and nine months ended September 30, 2020, closing rate at 1.2923 US$: GBP, quarterly average rate at 1.293173 US$: GBP and yearly average rate at 1.271713 US$: GBP, for the three and nine months ended September 30, 2019, closing rate at 1.269800 US$: GBP, quarterly average rate at 1.293793 US$: GBP and yearly average rate of 1.285336, for the year ended 2019 closing rate at 1.3262 US$: GBP, average rate at 1.276933 US$: GBP.

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers. Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties. Equipment sales which have been prepaid, before the goods are shipped are recorded as contract liabilities and once shipped is recognized as revenue. The Company also records as contract liabilities, certain annual plans for airtime, which are paid in advance. Once airtime services are incurred, they are recognized as revenue. Unbilled revenue is recognized for airtime plans whereby the customer is invoiced for its data usage the following month after services are incurred.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

F-53

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Contract liabilities is shown separately in the unaudited consolidated balance sheets as current liabilities. At September 30, 2020 and December 31, 2019, we had contract liabilities of $40,427 and $41,207, respectively.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes deferred revenue.

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bills its customers.

F-54

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company recorded an impairment charge of $0 and $50,000, during the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively.

F-55

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Rental equipment	4
Appliques	10
Website development	2

Depreciation expense for the three months ended September 30, 2020 and 2019 were $67,447 and $62,859, respectively. Depreciation expense for the nine months ended September 30, 2020 and 2019 were $199,242 and $184,484, respectively.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended September 30, 2020 and September 30, 2019, respectively.

Accounting for Derivative Instruments

Derivatives are required to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

F-56

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of $0.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement,” which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840.

F-57

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.61 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. For the year ended December 31, 2019, the Company recorded an impairment charge of $50,000 for the above-mentioned other asset, due to the delay in its launch to our existing product lines. For the nine months ended September 30, 2020 and 2019, there were no additional expenditures on research and development.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the nine months ended:

	September 30, 2020		September 30, 2019
Convertible notes payable	5,762,056	(1)	8,050,000	(2)
Stock Options	39,044		39,044
Stock Warrants	4,000		4,000
Total	5,805,100		8,093,044

(1)	5,762,056 shares of our common stock issuable upon conversion of $1,152,411 of Convertible Notes Payable at a conversion rate of $0.20 per share, as of September 30, 2020, not accounting for 9.99% beneficial ownership limitations.
(2)	8,050,000 shares of our common stock issuable upon conversion of $805,000 of Convertible Notes Payable at a conversion rate of $0.10 per share, as of September 30, 2019, not accounting for 4.99% beneficial ownership limitations.

On June 15, 2020, Orbsat Corp (the “Company”) and the holders of the majority convertible promissory notes sold by the Company in the May 2019 private offering agreed to amend certain terms and provisions of the Note Purchase Agreement dated as of May 13, 2019 (the “NPA”) and related convertible promissory notes (the “Notes”) consistent with the terms of such instruments as follows, to amend Section 3(a) of the Notes to change the “Conversion Price” from $0.10 per share to $0.20 per share; to amend Section 4 the beneficial ownership limitation upon conversion of the Notes from 4.99% to 9.99%, as described further in Note 10.

F-58

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 30, 2019, the Company exchanged preferred shares to promissory notes and is treated as extinguishment of preferred shares. In accordance with ASC 260-10-S99, such extinguishment on preferred shares considered as redemptions of preferred shares and the difference between the fair value of the consideration and the carrying amount of the preferred shares will adjust the net income (loss) available to common stockholders in the calculation of earnings per shares. The following are the adjustment to the net income (loss) available to common stockholders during the period ended:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Net loss	$(1,358,745)	$(1,379,756)
Preferred shares redemption adjustment	$-	$201,924
Net loss available to common shareholders	$ (1, 358,745 )	$(1,177,832)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	495,133	106,175
Loss applicable to common shareholders per share	$(2.74)	$(11.09)

Related Party Transactions

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

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ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of 0. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. The Company adopted this standard on January 1, 2018 and did not have a material impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU are applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods.

On December 22, 2017 the SEC issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the “TCJA”). SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its consolidated financial statements.

In November 2018, the FASB amended Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 with ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for us on January 1, 2019, however the Company did not have any leases that met the criteria as established above, until July 24, 2019, when the Company entered into a three year lease for its UK office and warehouse for annual rent of £25,536 or GBP:USD using exchange rate close for the nine months ended September 30, 2020, GBP:USD 1.292300 or $33,000. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

At September 30, 2020, the Company had current and long-term operating lease liabilities of $28,489 and $28,667, respectively, and right of use assets of $59,906.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

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ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2020, the Company had an accumulated deficit of $12,473,923, positive working capital of $95,587 and net loss of $1,358,745 during the nine months ended September 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. Without additional capital, we will be unable to achieve our business objectives, and may be forced to curtail our operations, reduce headcount, and/or temporarily cease our operations until requisite capital is secured. The consolidated financial statements do not include any adjustments relating to classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - INVENTORIES

At September 30, 2020 and December 31, 2019, inventories consisted of the following:

	September 30, 2020	December 31, 2019
Finished goods	$501,946	$366,298
Less reserve for obsolete inventory	-	-
Total	$501,946	$366,298

For the nine months ended September 30, 2020 and the year ended December 31, 2019, the Company did not make any change for reserve for obsolete inventory.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses amounted to $1,784 at September 30, 2020 and $18,596 at December 31, 2019, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments, which are being amortized over the terms of their respective agreements, as well as cost associated with certain contract liabilities. The current portion consists of costs paid for future services which will occur within a year.

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2020 and December 31, 2019, property and equipment, net of fully depreciated assets, consisted of the following:

	September 30, 2020	December 31, 2019
Office furniture and fixtures	$9,809	$10,066
Computer equipment	37,510	47,646
Rental equipment	60,905	75,470
Appliques	2,160,096	2,160,096
Website development	66,452	36,279

Less accumulated depreciation	(1,164,151)	(988,370)

Total	$1,170,621	$1,341,187

Depreciation expense for the three months ended September 30, 2020 and 2019 were $67,447 and $62,859, respectively. Depreciation expense for the nine months ended September 30, 2020 and 2019 were $199,242 and $184,484, respectively.

NOTE 6 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from Global Telesat Corp. (“GTC”). These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly owned subsidiary, Orbital Satcom, GTC and World Surveillance Group, Inc.

F-61

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

Amortization of customer contracts are included in depreciation and amortization. For the nine months ended September 30, 2020 and 2019, the Company amortized $18,750, respectively. Future amortization of intangible assets is as follows:

2020	$6,250
2021	25,000
2022	25,000
2023	25,000
2024 and thereafter	25,000
Total	$106,250

On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.50 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. For the year ended December 31, 2019, the Company recorded an impairment charge of $50,000 for the above-mentioned other asset, due to the delay in its launch to our existing product lines. For the nine months ended September 30, 2020 and 2019, there were no additional expenditures on research and development.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	September 30, 2020	December 31, 2019
Accounts payable	$773,807	$901,244
Rental deposits	11,146	14,381
Customer deposits payable	47,905	46,089
Accrued wages & payroll liabilities	453	1,965
Property tax payable	-	2,770
VAT liability & sales tax payable	100,232	64,051
Pre-merger accrued other liabilities	65,948	65,948
Accrued interest	80,481	35,462
Accrued other liabilities	22,500	32,307
Total	$1,102,472	$1,164,217

NOTE 8 – LINE OF CREDIT

On October 9, 2019, Orbital Satcom Corp., entered into a short-term loan agreement for $29,000, with Amazon. The one-year term loan is paid monthly, has an interest rate of 9.72%, with late payment penalty interest of 11.72%. For the nine months ended September 30, 2020 and 2019, the Company recorded interest expense of $725 and $0, respectively. The short-term line of credit balance as of September 30, 2020 and December 31, 2019, was $4,798 and $24,483, respectively.

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ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – NOTE EXCHANGE AGREEMENT

On April 30, 2019, the Company entered into a Shares for Note Exchange Agreement (each, an “Agreement” and collectively, the “Agreements”) with certain holders of the Company’s preferred stock (the “Converting Stockholders”). Pursuant to the terms of the Agreements, the Company agreed to exchange the preferred shares held by the respective Converting Stockholders for promissory notes as follows:

Series of Preferred Stock	No. of Converting Holders of Preferred Stock	Aggregate No. of Shares Held by Converting Stockholders	Aggregate Principal Amount of Notes into which Shares Converted
B	1	222	$11
C	1	123,526	$12,353
D	3	147,577	$29,516
E	—	—	$—
F	1	23,333	$233
G	2	346,840	$3,468
H	3	916	$916
I	3	3,241	$3,241
J	5	4,296	$42,961
K	7	70,571	$70,571
L	3	1,333	$5,000
	TOTAL:	721,855	$168,270

In exchange for the above-referenced shares of preferred stock, the Company issued a promissory note (each, a “Note” and collectively, the “Notes”) to each of the Converting Stockholders on April 30, 2019. Each Note bears interest at a rate of 6% per annum and is due on the second anniversary of the issuance date. Interest accrues on a simple interest, non-compounded basis and will be added to the principal amount on the maturity date. In the event that any amount due under a Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may prepay the Notes at any time.

During the fiscal year ended December 31, 2019, the Company repaid $46,422 of the notes, leaving a balance of $121,848 as long-term notes payable. For the three months ended September 30, 2020 and 2019, the Company recorded interest of $1,843 and $1,843, respectively. For the nine months ended September 30, 2020 and 2019, the Company recorded interest in relation to the note of $5,488 and $3,065, respectively. As of September 30, 2020, the company reclassified the note from long term to short term, resulting in current portion of notes payable of $121,848.

F-63

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable – long term

On May 14, 2019 (the “Issue Date”), the Company entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of its convertible promissory notes (the “Notes”).

The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company. Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default (as defined below), at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the Notes will be used to repay certain outstanding indebtedness of the Company and for general corporate purposes. For the three months ended September 30, 2020, the Company recorded simple interest expense of $11,191 and $0, respectively. For the nine months ended September 30, 2020 and 2019, the Company recorded simple interest expense of $34,452 and $87,779, respectively.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets. Pursuant to the Agreement, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

On June 15, 2020, Orbsat Corp (the “Company”) and the holders of the majority convertible promissory notes sold by the Company in the May 2019 private offering agreed to amend certain terms and provisions of the Note Purchase Agreement dated as of May 13, 2019 (the “NPA”) and related convertible promissory notes (the “Notes”) consistent with the terms of such instruments as follows:

1.	to amend Section 2 of the Notes to allow the Company to pre-pay or redeem such Notes, with mutual consent of the parties to the Notes;

2.	to amend Section 3(a) of the Notes to change the “Conversion Price” from $0.10 per share to $0.20 per share;

3.	to amend Section 4 the beneficial ownership limitation upon conversion of the Notes from 4.99% to 9.99%;

F-64

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	to amend Section 6.1 of the NPA to add “Most Favored Nation” provision such that for a period beginning on the closing date and ending two years thereafter, if the Company issues any common stock or securities convertible into or exercisable for shares of common stock or modify any of the foregoing which may be outstanding to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.20 per share, the “Lower Price Issuance”, then the Company will issue such additional units such that the subscriber/lender, will hold that number of units in total had subscriber/lender purchased the units with the purchase price equal to the lower price issuance common stock issued or issuable by the Company, notwithstanding anything herein or in any other agreement to the contrary, the Company should only be required to make a single adjustment with respect to any lower price issuance regardless of the existence of multiple bases;

5.	Section 6.2(b) of the NPA to waive a negative covenant to allow the Company to issue up to 100,000 shares of its common stock as compensation for services to various service providers, consultants, etc.; and

6.	Section 6.2(c) of the NPA to waive a negative covenant to allow the Company to put into place an employee stock option plan, or a similar plan, to grant equity in the Company to its officers, directors and employees.

In comparison to the fair market value of the common stock on May 14, 2019, and the fixed effective conversion rate of $0.10 per common share, the lesser amount of the conversion feature or debt was $805,000 and presented a beneficial conversion feature. Thus, the Company recorded a discount on the debt of $805,000 with a corresponding increase to additional paid in capital. For the year ended December 31, 2019, we amortized the discount on the debt, to interest expense of $169,668, resulting in a balance of unamortized discount notes payable of $635,333.

On June 15, 2020, the change in conversion price from $0.10 to $0.20, resulted in a difference in the carrying value of the balance of the note payable. Under ASC 470-50-40-13, if it is determined that the original and new debt instruments are substantially different, the new debt instrument shall be initially recorded at fair value, and that amount shall be used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument. The original debt had a carrying value of $269,262 as of June 15, 2020, the fair value of the amended debt was $0 ($792,932 principle netted with the $792,392 note payable discount), which resulted a gain from the extinguishment of debt $269,262. Further, as of June 30, 2020, the Company recorded a beneficial conversion feature of the amended note of $17,041, resulting in a balance of unamortized discount notes payable of $775,892 as of June 30, 2020. For the three months ended September 30, 2020, the Company amortized the discount on the debt, to interest expense of $348,563, resulting in a balance of unamortized discount notes payable of $427,329.

On August 21, 2020, Orbsat Corp (the “Company”) entered into a Note Purchase Agreement (the “NPA2”) by and among the Company and certain lenders set forth on the lender schedule to the NPA2 (the “Lenders”). Pursuant to the terms of the NPA2, the Company sold an aggregate principal amount of $933,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.20, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA2 includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on August 21, 2020.

In comparison to the fair market value of the common stock on August 21, 2020, and the fixed effective conversion rate of $0.20 per common share, the lesser amount of the conversion feature or debt was $898,918 and presented a beneficial conversion feature. Thus, the Company recorded a discount on the debt of $898,918 with a corresponding increase to additional paid in capital. For the three months ended, the Company amortized the discount on the debt, to interest expense of $274,865, resulting in a balance of unamortized discount notes payable of $624,053.

For the nine months ended September 30, 2020, the Holders converted a total of $585,589 of the convertible debt to common stock into 2,988,283 common shares, 120,676 at the conversion rate of $0.10 per share and 2,867,607 common shares at the conversion rate of $0.20 per share. The balance of the convertible notes at September 30, 2020, net of unamortized discount of $1,051,382, is $101,029.

F-65

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 CORONAVIRUS LOANS

On May 8, 2020, Orbsat Corp was approved for the US funded Payroll Protection Program, (“PPP”) loan. The loan is for $20,832 and has a term of 2 years, of which the first 6 months are deferred at an interest rate of 1%. As of September 30, 2020, the Company has recorded $13,020 as current portion of notes payable and $7,812 as notes payable long term.

On April 20, 2020, the Board of Directors of Orbsat Corp (the “Company”), approved for its wholly owned UK subsidiary, Global Telesat Communications LTD (“GTC”), to apply for a Coronavirus Interruption Loan, offered by the UK government, for an amount up to £250,000. On July 16, 2020 (the “Issue Date”), GTC, entered into a Coronavirus Interruption Loan Agreement (“Debenture”) by and among the Company and HSBC UK Bank PLC (the “Lender”) for an amount of £250,000, or USD$313,875 at an exchange rate of GBP:USD of 1.2555. The Debenture bears interest at a rate of 3.99% per annum over the Bank of England Base Rate (0.1% as of July 16, 2020), payable monthly on the outstanding principal amount of the Debenture. The Debenture has a term of 6 years from the date of drawdown, July 15, 2026, the “Maturity Date”. The first repayment of £4,166.67 (exclusive of interest) will be made 13 month(s) after July 16, 2020. Voluntary prepayments are allowed with 5 business days’ written notice and the amount of the prepayment is equal to 10% or more of the Limit or, if less, the balance of the debenture. The Debenture is secured by all GTC’s assets as well as a guarantee by the UK government, with the proceeds of the Debenture are to be used for general corporate and working capital purposes. The Debenture includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, the Debenture becomes payable upon demand.

NOTE 12 - STOCKHOLDERS’ EQUITY

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying condensed consolidated financial statements are retroactively restated for the effect of the Reincorporation.

On March 5, 2016, the Company shareholders voted in favor of an amendment to its Articles of Incorporation to increase the total number of shares of authorized capital stock to 800,000,000 shares consisting of (i) 750,000,000 shares of common stock and (ii) 50,000,000 shares of preferred stock from 220,000,000 shares consisting of (i) 200,000,000 shares of common stock and (ii) 20,000,000 shares of preferred stock.

Effective March 8, 2018, we conducted a reverse split of our common stock at a ratio of 1 for 150. All share and per share information in the accompanying condensed consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

On July 24, 2019, the Company filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State. The Certificate of Change provides for (i) a 1-for-15 reverse split (the “Reverse Split”) of the Company’s common stock, $0.0001 par value per share, and the Company’s preferred stock, $0.0001 par value per share, (ii) a reduction in the number of authorized shares of common stock in direct proportion to the Reverse Split (i.e. from 750,000,000 shares to 50,000,000 shares), and (iii) a reduction in the number of authorized shares of preferred stock in direct proportion to the Reverse Split (i.e. from 50,000,000 shares to 3,333,333 shares). No fractional shares will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock or preferred stock, as the case may be, will have the number of post-Reverse Split shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The Reverse Split was approved by FINRA on August 19, 2019.

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ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The authorized capital of the Company consists of 50,000,000 shares of common stock, par value $0.0001 per share and 3,333,333 shares of preferred stock, par value $0.0001 per share, as of September 30, 2020.

Preferred Stock

As of September 30, 2020, there were 3,333,333 shares of Preferred Stock authorized.

On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series C, D, E, H, I, J, and K Preferred Stock. The amendments changed the conversion rights of these classes of preferred stock such that the Maximum Conversion as defined in each such Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

On May 20, 2019, following the approval on May 14, 2019, of the board of directors the Company and a majority of the shareholders of the Series E preferred stock, the Company filed an Amended and Restated Certificate of Designations for the Company’s Series E preferred stock. The amendments had the effect of changing the conversion rights such that the 9.99% blocker was eliminated.

On July 12, 2019, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series E, I and L Preferred Stock. The amendments had the effect of authorizing the Company’s Board to require the conversion of the Series E, I and L preferred stock into common stock of the Company at the then-applicable conversion ratio, without the approval of any holders of Series E, I and L preferred stock.

Also on July 12, 2019, the Company filed Certificates of Withdrawal of Certificate of Designations for the Company’s Series A, B, C, D, F, G, H and J preferred stock, pursuant to which the Series A, B, C, D, F, G, H and J preferred stock was cancelled.

On July 15, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designations (the “Series K Certificate”) for the Company’s Series K preferred stock, pursuant to which the Series K preferred stock was cancelled.

On July 18, 2019, the Company filed Certificates of Withdrawal of Designations for the Company’s Series E, I and L preferred stock, pursuant to which the Series E, I and L preferred stock was cancelled.

As of September 30, 2020, there were no shares of Series A, B, C, D, E, F, G, H, I, J, K and L convertible preferred stock authorized, and no shares issued and outstanding.

F-67

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Common Stock

As of September 30, 2020, there were 50,000,000 shares of common stock authorized and 3,564,299 shares issued and outstanding.

On January 30, 2020, the Company issued an aggregate of 18,147 common stock upon the conversion of $1,815 of its convertible debt, at the conversion rate of $0.10 per share.

On January 31, 2020, the Company issued an aggregate of 18,147 common stock upon the conversion of $1,815 of its convertible debt, at the conversion rate of $0.10 per share.

On February 10, 2020, the Company issued an aggregate of 25,421 common stock upon the conversion of $2,542 of its convertible debt, at the conversion rate of $0.10 per share.

On February 11, 2020, the Company issued an aggregate of 23,580 common stock upon the conversion of $2,358 of its convertible debt, at the conversion rate of $0.10 per share.

On February 18, 2020, the Company issued an aggregate of 13,192 common stock upon the conversion of $1,319 of its convertible debt, at the conversion rate of $0.10 per share.

On February 19, 2020, the Company issued an aggregate of 4,468 common stock upon the conversion of $446 of its convertible debt, at the conversion rate of $0.10 per share.

On March 9, 2020, the Company issued an aggregate of 10,305 common stock upon the conversion of $1,031 of its convertible debt, at the conversion rate of $0.10 per share.

On April 17, 2020, the Company issued an aggregate of 7,046 common stock upon the conversion of $705 of its convertible debt, at the conversion rate of $0.10 per share.

On April 22, 2020, the Company issued an aggregate of 370 common stock upon the conversion of $37 of its convertible debt, at the conversion rate of $0.10 per share.

On June 22, 2020, the Company issued an aggregate of 13,437 common stock upon the conversion of $2,687 of its convertible debt, at the conversion rate of $0.20 per share.

On July 8, 2020, the Company issued an aggregate of 1,095 common stock upon the conversion of $219 of its convertible debt, at the conversion rate of $0.20 per share.

On July 16, 2020, the Company’s Board of Directors approved and the Company entered into a 12-month consulting agreement (“Consulting Agreement”) with an unrelated third-party for capital raising advisory services and business growth and development services, with the term renewable upon mutual consent of the parties. Upon signing of the Consulting Agreement, the Company agreed to issue 20,000 restricted shares of its common stock to the consultant (the “Consulting Shares”), 5,000 additional restricted shares of common stock to be issued quarterly until the consultant may receive cash compensation for its services, which will be determined, upon completion of certain milestones, by the Company’s CEO.

On July 23, 2020, the Company issued an aggregate of 2,342 common stock upon the conversion of $468 of its convertible debt, at the conversion rate of $0.20 per share.

On August 26, 2020, the Company issued an aggregate of 586,000 common stock upon the conversion of $117,200 of its convertible debt, at the conversion rate of $0.20 per share.

F-68

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 1, 2020, the Company issued an aggregate of 148,424 common stock upon the conversion of $29,685 of its convertible debt, at the conversion rate of $0.20 per share.

On September 2, 2020, the Company issued an aggregate of 21,753 common stock upon the conversion of $4,351 of its convertible debt, at the conversion rate of $0.20 per share.

On September 8, 2020, the Company issued an aggregate of 167,998 common stock upon the conversion of $33,600 of its convertible debt, at the conversion rate of $0.20 per share.

On September 10, 2020, the Company issued an aggregate of 572,285 common stock upon the conversion of $114,457 of its convertible debt, at the conversion rate of $0.20 per share.

On September 11, 2020, the Company issued an aggregate of 75,000 common stock upon the conversion of $15,000 of its convertible debt, at the conversion rate of $0.20 per share.

On September 14, 2020, the Company issued an aggregate of 331,472 common stock upon the conversion of $66,294 of its convertible debt, at the conversion rate of $0.20 per share.

On September 15, 2020, the Company issued an aggregate of 67,647 common stock upon the conversion of $13,529 of its convertible debt, at the conversion rate of $0.20 per share.

On September 16, 2020, the Company issued an aggregate of 151,373 common stock upon the conversion of $30,275 of its convertible debt, at the conversion rate of $0.20 per share.

On September 17, 2020, the Company issued an aggregate of 165,985 common stock upon the conversion of $33,197 of its convertible debt, at the conversion rate of $0.20 per share.

On September 21, 2020, the Company issued an aggregate of 28,901 common stock upon the conversion of $5,780 of its convertible debt, at the conversion rate of $0.20 per share.

On September 22, 2020, the Company issued an aggregate of 275,026 common stock upon the conversion of $55,005 of its convertible debt, at the conversion rate of $0.20 per share.

On September 30, 2020, the Company issued an aggregate of 216,199 common stock upon the conversion of $43,240 of its convertible debt, at the conversion rate of $0.20 per share.

Stock Options

2018 Incentive Plan

On June 14, 2018, our Board of Directors approved the 2018 Incentive Plan (the “Plan”). The 2014 Equity Incentive Plan was closed and superseded by the 2018 Incentive Plan. The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that; are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. The Plan shall be administered by the Board or its Compensation Committee and may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. The Plan provides that up to a maximum of 66,667 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years. Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date. In the event of a Change in Control; all outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

F-69

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. As of December 31, 2018, Mr. David Phipps, is a Ten Percent Stockholder. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

On June 14, 2018, we issued 18,333 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly instalments starting July 1, 2018 over the next two years and expire on July 1, 2021. For the year ended December 31, 2018, the amount of vested options was 4,583. On July 1, 2018, 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: strike price of 22.50 stock price of $20.70 per share (based on the market price at close on July 1, 2018) volatility of 718%, expected term of 3 years, and a risk-free interest rate of 2.69%. On October 1, 2018, an additional 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: stock price of $20.70 per share (based on the market price close at grant date on June 14, 2018) volatility of 607%, expected term of 3 years, and a risk-free interest rate of 2.64%. In reference to this grant, the company recorded stock-based compensation of $81,698 for the year ended December 31, 2018.

On December 18, 2018, the Company cancelled the unvested portion of options previously granted on June 14, 2018, under the 2018 Incentive Plan totaling 13,750. The grants cancelled will be returned to the Plan.

The number of options cancelled to our officers and directors were as follows:

David Phipps, President, CEO, and Director	(5,000)
Theresa Carlise, CFO	(2,500)
Hector Delgado, Director	(1,250)

In addition, we cancelled options to purchase a total of (5,000) shares to two key employees.

On December 18, 2018, we issued 55,417 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023. The options were valued on the grant date at approximately $2.25 per option or a total of $124,674 using a Black-Scholes option pricing model with the following assumptions: strike price of $2.25 stock price of $2.25 per share (based on the market price at close on December 17, 2018) volatility of 773%, expected term of 5 years, and a risk-free interest rate of 2.69%.

On January 18, 2019, David Phipps exercised 21,667 options via a cashless exercise. Additionally, on January 18, 2019, two employees exercised 18,333 options through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close OSAT Market Price]. As a result of the exercise 21,619 shares of common stock were issued.

	Options Exercised	Exercise Price	Market Price	Shares withheld as Payment	Common Stock Issued
David Phipps	21,667	$2.55	$5.25	10,524	11,143
Other	18,333	$2.25	$5.25	7,857	10,476
	40,000			18,381	21,619

2020 Incentive Plan

On August 21, 2020, the Company’s Board of Directors approved and adopted the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). The purpose of the 2020 Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, directors and consultants. The 2020 Plan provides that up to a maximum of 2,250,000 shares of the Company’s common stock, subject to adjustment, are available for issuance under the 2020 Plan. A copy of the 2020 Plan is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Following the adoption of the 2020 Plan, the Board approved issuances of certain stock options to its executives, directors and employees under the 2020 Plan. Specifically, the stock options issued to David Phipps, CEO (400,000), Theresa Carlise, former CFO (71,000) and Hector Delgado, a Board member (21,000), all have an exercise price of $0.20 per share, respectively, fully vest upon issuance and expire on August 20, 2030. In addition, the Board approved additional 160,000 stock options to the Company’s 7 key employees, on the same terms as those issued to the Company’s officers and director.

On August 25, 2020, David Phipps exercised 400,000 options via a cashless exercise. Additionally, on August 25, 2020, two employees exercised 110,000 options through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close OSAT Market Price]. As a result of the exercise 408,000 shares of common stock were issued.

	Options Exercised	Exercise Price	Market Price	Shares withheld as Payment	Common Stock Issued
David Phipps	400,000	$0.20	$0.25	80,000	320,000
Other	110,000	$0.20	$0.25	22,000	88,000
	510,000			102,000	408,000

F-70

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Options Issued Outside of Plan

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven-year option to purchase 956 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in February 2022. The 956 options were valued on the grant date at approximately $112.50 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $112.50 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk-free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $107,500, respectively.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 222 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 222 options were valued on the grant date at approximately $2,925.29 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of 2,925.29 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $650,000, respectively.

Also, on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 89 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 89 options were valued on the grant date at approximately $2,925.73 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $2,925.73 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $260,000, respectively.

On December 16, 2016, the Company issued options to Mr. Phipps, to purchase up to 4,444 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $122.50 per share, vest immediately, and have a term of ten years. The 4,444 options were valued on the grant date at approximately $42.75 per option or a total of $190,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $42.75 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 872%, expected term of 10 years, and a risk-free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2016 of $190,000, respectively.

On May 26, 2017, the Company issued 2,222 options to Mr. Phipps, 1,667 options to Theresa Carlise, 556 options to Hector Delgado, its Director and 8,889 options to certain employees of the Company. The employees are the adult children of our Chief Executive Officer. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $122.50 per share, vest immediately, and have a term of ten years. The 13,333 options were valued on the grant date at approximately $45.00 per option or a total of $600,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $45.00 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. In connection with the stock option grant, for the years ended December 31, 2017, the Company recorded stock-based compensation of $600,000. For the year ended December 31, 2019 and 2018 the Company recorded stock-based compensation of $219,518 and $0, respectively.

Following the adoption of the 2020 Plan, the Board approved issuances of certain stock options to its executives, directors and employees under the 2020 Plan. Specifically, the stock options issued to David Phipps, CEO (400,000), Theresa Carlise, CFO (71,000) and Hector Delgado, a Board member (21,000), all have an exercise price of $0.20 per share, respectively, fully vest upon issuance and expire on August 20, 2030. In addition, the Board approved additional 160,000 stock options to the Company’s 7 key employees, on the same terms as those issued to the Company’s officers and director. The Company uses the Black-Scholes Model to calculate the fair value of its options. The valuation result generated by this pricing model is necessarily driven by the value of the underlying common stock incorporated into the model. Management determined the expected volatility was 496.13%, a risk free rate of interest between 0.13%, and contractual lives of the options of ten years. In connection with the stock option grant, for the three months ended September 30, 2020, the Company recorded a charge for the fair value of options granted of $130,400.

Stock options outstanding at September 30, 2020, as disclosed in the below table, have approximately $276,212 of intrinsic value at the end of the period.

F-71

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company’s outstanding stock options and changes during the nine months ended September 30, 2020 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2020	39,044	$17.49	5.16
Granted	817,000	0.20	9.90
Exercised	(531,000)	0.20	9.89
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at September 30, 2020	325,044	$2.28	9.25
Options exercisable at September 30, 2020	325,044	$2.28	9.25

A summary of the status of the Company’s outstanding warrants and changes during the nine months ended September 30, 2020 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2020	4,000	$60.00	0.62
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding and exercisable at September 30, 2020	4,000	$60.00	0.62

As of September 30, 2020, and December 31, 2019, there were 4,000 warrants outstanding, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS

As of September 30, 2020, the accounts payable due to related party includes advances for inventory and services due to David Phipps of $24,062, accrued director fees of $5,000 due to Hector Delgado, Director and expenses due to Theresa Carlise of $3,120. Total related party payments due as of September 30, 2020 and December 31, 2019 are $32,182 and $51,071, respectively. Those related party payable are non-interest bearing and due on demand.

The Company employs three individuals who are related to Mr. Phipps, of which earned gross wages totaling $58,149 and $46,116 for the nine months ended September 30, 2020 and 2019, respectively.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

COVID-19

On March 11, 2020, the World Health Organization announced that infections of the novel Coronavirus (COVID-19) had become pandemic, and on March 13, the U.S. President announced a National Emergency relating to the disease. There is a possibility of continued widespread infection in the United States and abroad, with the potential for catastrophic impact. National, state and local authorities have required or recommended social distancing and imposed or are considering quarantine and isolation measures on large portions of the population, including mandatory business closures. These measures, while intended to protect human life, are expected to have serious adverse impacts on domestic and foreign economies of uncertain severity and duration. Some economists are predicting the United States will soon enter a recession. The sweeping nature of the coronavirus pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the longer run, but we expect that it may materially affect our business, financial condition and results of operations. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally and/or the markets in which we operate specifically. Any of the foregoing factors, or other cascading effects of the coronavirus pandemic that are not currently foreseeable, could materially increase our costs, negatively impact our revenues and damage the Company’s results of operations and its liquidity position, possibly to a significant degree. The duration of any such impacts cannot be predicted.

The Company may incur significant delays and/or expenses in addition to, impairing its ability to secure additional financing, relating to the worldwide COVID-19 (coronavirus) pandemic. It is presently unknown whether and to what extent the Company’s supply chains may be affected if the pandemic persists for an extended period of time. The Company may incur significant delays or expenses relating to such events outside of its control, which could have a material adverse impact on its business, operating results and financial condition. The Company’s reliance on securing additional capital for its public company expenses may be impaired due to the effect on the U.S. financial markets. The inability to obtain appropriate financing, may affect its compliance requirements as a public company. The Company has been using its working capital from its operating subsidiaries, to support its public company expenses. The continued drain on its working capital have forced the Company to incur cutbacks, which may affect its future operating revenue as well as, its ability to continue operations.

Employment Agreements

On June 14, 2018, the Company entered into a two (2) year Employment Agreement (the “Phipps Agreement”) with Mr. Phipps, with an automatic one (1) year extension. Under the Phipps Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary equal to the sum of $170,000 and £48,000 to be paid through our operating subsidiary, GTCL. For the year ended December 31, 2018, the £48,000 equivalent to USD is $62,219 and the yearly conversion rate is 1.296229. The Phipps Agreement provides for a performance bonus based on exceeding our annual revenue goals and on our ability to attract new investment. The Phipps Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Phipps Agreement), Mr. Phipps will be entitled to a severance equal to twice his base salary, the immediate vesting of all unvested options, and other benefits. The Phipps Agreement terminates and supersedes the Original Phipps Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

Previously the Company had a two-year Executive Employment Agreement with Mr. Phipps, effective January 1, 2016 (the “Original Phipps Agreement”). Under the Original Phipps Agreement, Mr. Phipps agreed to serve as the Company’s Chief Executive Officer and President and received an annual base salary equal to the sum of $144,000 and £48,000, or $61,833 at the yearly conversion rate of 1.288190. Mr. Phipps was also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. On January 1, 2018, the Original Phipps Agreement automatically renewed for another year.

F-72

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Also, on June 14, 2018, we entered into a new Employment Agreement (“Carlise Agreement”) with our Chief Financial Officer, Theresa Carlise. The Carlise Agreement is for a period of two (2) years, with an automatic one (1) year extension. Ms. Carlise’s base salary is $150,000 per year. The Carlise Agreement provides for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Carlise Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Carlise Agreement), Ms. Carlise will be entitled to a severance equal to twice her base salary, the immediate vesting of all unvested options, and other benefits. The Carlise Agreement terminates and supersedes the Original Carlise Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

Prior to June 14, 2018, the Company had a one-year agreement with Ms. Carlise, as its Chief Financial Officer, Treasurer and Secretary (the “Original Carlise Agreement”). The Original Carlise Agreement provided for an annual compensation of $140,000 as well as medical benefits. The Original Carlise Agreement was effective December 1, 2016 and had an automatic renewal clause pursuant to which the Original Carlise Agreement renews itself for another year, if not cancelled by the Company previously. The Original Carlise Agreement had been automatically extended for an additional term of one year on December 1, 2017. In addition to the base salary of $140,000 annually, Ms. Carlise was eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On March 13, 2020, the Company and David Phipps and Theresa Carlise, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company will not be automatically extended as set forth in such employment agreements and will terminate as of June 14, 2020.

On August 13, 2020, the Company’s Board approved and authorized the continued employment of David Phipps and Theresa Carlise, as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, for a 30-day period, commencing as of August 14, 2020 and terminating on September 13, 2020, which employment term may be extended as agreed by the Company and the respective executive officers on the substantially the same compensation and other material terms during the period of the continued employment as those set forth in their previous employment agreements. As previously disclosed, in March 2020, the Company and above-referenced executive officers executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company were not automatically extended as set forth in such employment agreements and terminated as of June 13, 2020. As previously disclosed on June 13, 2020, the Company renewed their respective agreements for 30 days, commencing on June 14 through July 13, 2020. Also, as previously disclosed on July 13, 2020, the Company renewed their respective agreements for 30 days, commencing on July 14 through August 13, 2020.

On September 11, 2020, the Company’s Board approved and authorized the continued employment of David Phipps and Theresa Carlise, as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, for a 30-day period, commencing as of September 14, 2020 and terminating on October 13, 2020, which employment term may be extended as agreed by the Company and the respective executive officers on substantially the same compensation and other material terms during the period of the continued employment as those set forth in their previous employment agreements. As previously disclosed, in March 2020, the Company and above-referenced executive officers executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company were not automatically extended as set forth in such employment agreements and terminated as of June 13, 2020. As previously disclosed on June 13, 2020, the Company renewed their respective agreements for 30 days, commencing on June 14 through July 13, 2020. As previously disclosed on July 13, 2020, the Company renewed their respective agreements for another 30 days, commencing on July 14 through August 13, 2020. As previously disclosed on August 14, 2020, the Company renewed their respective agreements for another 30 days, commencing on August 14 through September 13, 2020.

F-73

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 14, 2020, the Board of Directors (the “Board”) of Orbsat Corp (the “Company”) effected the following changes to the Company’s executive management:

(i) extended David Phipps’ (the Company’s Chief Executive Officer) employment with the Company for another 30-day period, commencing on October 14, 2020, with his respective compensation and other material terms during the such term to remain substantially the same as those set forth in the previous extensions to his employment agreement;

(ii) continued, following the October 16, 2020 expiration of Theresa Carlise’s CFO employment agreement with the Company, to retain her services on a non-exclusive basis as the Company’s Comptroller to facilitate the CFO transition, for cash compensation of $2,000/week. Ms. Carlise will be so engaged at the pleasure of the Board and her engagement may be terminated upon one week’s advance notice; and

(iii) to appoint Thomas Seifert as the Company’s Chief Financial Officer for a period of 12 months commencing on October 19, 2020, for cash compensation of $7,500/month, and such additional equity compensation as the Board may determine in the future, subject to periodic review and adjustment by the Board in its sole discretion. He will also be eligible to receive various other benefits if and to the extent available to the employees of the Company.

On November 12, 2020, the Company’s Board approved and authorized the continued employment of David Phipps, as the Company’s Chief Executive Officer, for a 90-day period, commencing as of November 13, 2020, which employment term may be extended as agreed by the Company and the executive officer on substantially the same compensation and other material terms during the period of the continued employment as those set forth in his previous employment agreement. As previously disclosed, in March 2020, the Company and above-referenced executive officer executed a waiver of the provisions in his employment agreement requiring prior written notice of non-renewal to the other party. As a result, his employment terms with the Company were not automatically extended as set forth in such employment agreement and terminated as of June 13, 2020. As previously disclosed on June 13, 2020, the Company renewed his agreement for 30 days, commencing on June 14 through July 13, 2020. As previously disclosed on July 13, 2020, the Company renewed his agreement for another 30 days, commencing on July 14 through August 13, 2020. As previously disclosed on August 14, 2020, the Company renewed his agreement for another 30 days, commencing on August 14 through September 13, 2020. As previously disclosed on October 14, 2020, the Company renewed his agreement for another 30 days, commencing on October 14 through November 13, 2020. On November 12, 2020, the Company renewed his agreement for another 90 days, commencing November 13, 2020.

Consulting Agreements

On May 13, 2019, the Company entered into two consulting agreements (each, a “Consulting Agreement” and together, the “Consulting Agreements”) with unrelated third parties to provide capital raising advisory services and business growth and development services, each for a term of nine months. In exchange for such services, each consultant will receive (i) a Note in the amount of $44,000 issued pursuant to the Agreement, (ii) a Note in the amount of $12,500 with a maturity of three years bearing interest at a rate of 6% per annum with an optional right of conversion, (iii) payment of a retainer ranging from $10,000 to $30,000, and (iv) monthly payments ranging from $5,000 to $10,000 for nine months. On August 29, 2019, one of the consulting agreements was extended for another three months to expire on February 13, 2020 and the other was extended on September 1, 2019 for another two months and expired on January 13, 2020. For the nine months ended September 30, 2020 and 2019, the Company recorded professional fees of $16,290 and $0, respectively, relating to the Consulting Agreements.

Lease Agreement

Effective July 24, 2019, a three-year lease was signed for 2,660 square feet for £25,536 annually, for our facilities in Poole, England for £2,128 per month, or $2,706 per month at the yearly average conversion rate of 1.271713, or $2,822 using exchange rate close at December 31, 2019 of 1.3262. The lease has been renewed until July 23, 2022.

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not have any leases classified as financing leases.

F-74

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities during the year ended December 31, 2019 was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders. Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize. As of December 31, 2019, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

At September 30, 2020, the Company had current and long-term operating lease liabilities of $28,489 and $28,667, respectively, and right of use assets of $59,906.

Future minimum lease payments under these leases are as follows, in thousands, (unaudited):

Minimum
Lease
Years Ending December 31,	Payment
Remainder of 2020	$8,118
2021	32,472
2022	18,942
Total undiscounted future non-cancellable minimum lease payments	59,532
Less: Imputed interest	-
Present value of lease liabilities	$59,532
Weighted average remaining term	1.83

In the Company’s financial statements for periods prior to January 1, 2019, the Company accounts for leases under ASC 840, and provides for rent expense on a straight-line basis over the lease terms. Net rent expense for the nine months ended September 30, 2020 and 2019 were $12,091 and $23,214, respectively.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

NOTE 15 - CONCENTRATIONS

Customers:

Amazon accounted for 60.1% and 57.6% of the Company’s revenues during the nine months ended September 30, 2020 and 2019, respectively. For the three months ended September 30, 2020 and 2019, Amazon accounted for 64.9% and 63.6% of the Company’s revenues. No other customer accounted for 10% or more of the Company’s revenues for either period.

F-75

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the nine months ended September 30, 2020 and 2019.

	September 30, 2020		September 30, 2019

Garmin	$376,741	11.8%	$490,564	15.1%
Network Innovations	$697,902	21.8%	$1,032,647	31.8%
Cygnus Telecom	$376,741	13.2%	$402,455	12.4%

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the three months ended September 30, 2020 and 2019.

	September 30, 2020		September 30, 2019

Garmin	$140,666	12.5%	$188,383	18.1%
Network Innovations	$167,300	14.9%	$385,204	36.9%
Cygnus Telecom	$141,364	12.6%	$125,420	12.0%
Satcom Global	$123,435	11.0%	$38,943	1.2%

Geographic:

The following table sets forth revenue as to each geographic location, for the nine months ended September 30, 2020 and 2019:

	September 30, 2020		September 30, 2019

Europe	$2,749,781	66.0%	$3,216,613	72.2%
North America	1,035,904	24.9%	816,699	18.3%
South America	20,510	0.5%	33,841	0.8%
Asia & Pacific	279,247	6.7%	312,848	7.0%
Australia & Oceanic	42,594	1.0%	35,912	0.8%
Africa	35,714	0.9%	37,994	0.9%
	$4,163,750		$4,453,906

The following table sets forth revenue as to each geographic location, for the three months ended September 30, 2020 and 2019:

	September 30, 2020		September 30, 2019

Europe	$1,044,503	70.8%	$1,132,882	64.9%
North America	290,065	19.7%	479,463	27.5%
South America	8,609	0.6%	13,131	0.8%
Asia & Pacific	101,244	6.9%	100,380	5.7%
Australia & Oceanic	21,655	1.5%	12,141	0.7%
Africa	9,317	0.6%	8,528	0.5%
	$1,475,393		$1,746,525

F-76

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SUBSEQUENT EVENTS

On October 14, 2020, the Board of Directors (the “Board”) of Orbsat Corp (the “Company”) effected the following changes to the Company’s executive management:

(i) extended David Phipps’ (the Company’s Chief Executive Officer) employment with the Company for another 30-day period, commencing on October 14, 2020, with his respective compensation and other material terms during the such term to remain substantially the same as those set forth in the previous extensions to his employment agreement;

(ii) continued, following the October 16, 2020 expiration of Theresa Carlise’s CFO employment agreement with the Company, to retain her services on a non-exclusive basis as the Company’s Comptroller to facilitate the CFO transition, for cash compensation of $2,000/week. Ms. Carlise will be so engaged at the pleasure of the Board and her engagement may be terminated upon one week’s advance notice; and

(iii) to appoint Thomas Seifert as the Company’s Chief Financial Officer for a period of 12 months commencing on October 19, 2020, for cash compensation of $7,500/month, and such additional equity compensation as the Board may determine in the future, subject to periodic review and adjustment by the Board in its sole discretion. He will also be eligible to receive various other benefits if and to the extent available to the employees of the Company.

On November 3, 2020, the Company issued an aggregate of 30,305 common stock upon the conversion of $6,061 of its convertible debt, at the conversion rate of $0.20 per share.

On November 5, 2020, the Company issued an aggregate of 129,241 common stock upon the conversion of $25,848 of its convertible debt, at the conversion rate of $0.20 per share.

On November 6, 2020, the Company issued an aggregate of 56,700 common stock upon the conversion of $11,340 of its convertible debt, at the conversion rate of $0.20 per share.

On November 11, 2020, the Company issued an aggregate of 100,000 common stock upon the conversion of $20,000 of its convertible debt, at the conversion rate of $0.20 per share.

On November 12, 2020, the Company’s Board approved and authorized the continued employment of David Phipps, as the Company’s Chief Executive Officer, for a 90-day period, commencing as of November 13, 2020, which employment term may be extended as agreed by the Company and the executive officer on substantially the same compensation and other material terms during the period of the continued employment as those set forth in his previous employment agreement. As previously disclosed, in March 2020, the Company and above-referenced executive officer executed a waiver of the provisions in his employment agreement requiring prior written notice of non-renewal to the other party. As a result, his employment terms with the Company were not automatically extended as set forth in such employment agreement and terminated as of June 13, 2020. As previously disclosed on June 13, 2020, the Company renewed his agreement for 30 days, commencing on June 14 through July 13, 2020. As previously disclosed on July 13, 2020, the Company renewed his agreement for another 30 days, commencing on July 14 through August 13, 2020. As previously disclosed on August 14, 2020, the Company renewed his agreement for another 30 days, commencing on August 14 through September 13, 2020. As previously disclosed on October 14, 2020, the Company renewed his agreement for another 30 days, commencing on October 14 through November 13, 2020. On November 12, 2020, the Company renewed his agreement for another 90 days, commencing November 13, 2020.

On November 13, 2020, the Company issued an aggregate of 194,472 common stock upon the conversion of $38,894 of its convertible debt, at the conversion rate of $0.20 per share.

F-77

ORBSAT CORP.

5,641,000 Shares of Common Stock

Issuable upon Conversion of Convertible Promissory Notes

PROSPECTUS

January 6, 2021